Execution Version US$225,000,000 CREDIT AND GUARANTY AGREEMENT dated as of September 12, 2022 among TELEMÓVIL EL SALVADOR, S.A. DE C.V. and TELEFONÍA CELULAR DE NICARAGUA, S.A., as Borrowers, MILLICOM INTERNATIONAL CELLULAR, S.A., as Guarantor, THE LENDERS NAMED HEREIN, as Lenders, THE BANK OF NOVA SCOTIA, as Administrative Agent, and CITIGROUP GLOBAL MARKETS INC., BANCO LATINOAMERICANO DE COMERCIO EXTERIOR, S.A., and THE BANK OF NOVA SCOTIA, as Joint Lead Arrangers and Bookrunners

TABLE OF CONTENTS Page -i- ARTICLE I DEFINITIONS ............................................................................................................1 Section 1.01 Defined Terms .............................................................................................1 Section 1.02 Terms Generally.........................................................................................45 Section 1.03 Accounting Terms; IFRS ...........................................................................46 Section 1.04 Rounding ....................................................................................................46 Section 1.05 Time of Day ...............................................................................................46 Section 1.06 Currency Equivalents .................................................................................46 Section 1.07 [Reserved]. .................................................................................................46 Section 1.08 Cashless Roll ..............................................................................................47 Section 1.09 Luxembourg Terms ....................................................................................47 Section 1.10 Agent Disclaimer .......................................................................................47 ARTICLE II THE LOANS ............................................................................................................48 Section 2.01 Commitments .............................................................................................48 Section 2.02 Loans and Borrowings ...............................................................................48 Section 2.03 Requests for Borrowing .............................................................................48 Section 2.04 Funding of Borrowings ..............................................................................48 Section 2.05 Termination of Commitments ....................................................................49 Section 2.06 Interest Elections ........................................................................................49 Section 2.07 Repayment of Loans; Evidence of Debt ....................................................50 Section 2.08 Prepayment of Loans .................................................................................51 Section 2.09 Interest........................................................................................................51 Section 2.10 Alternate Rate of Interest; Inability to Determine Rates ...........................52 Section 2.11 Increased Costs ..........................................................................................53 Section 2.12 Break Funding Payments ...........................................................................55 Section 2.13 Payments Free of Taxes .............................................................................55 Section 2.14 Payments Generally; Pro Rata Treatment; Sharing of Set-offs .................58 Section 2.15 Mitigation Obligations; Replacement of Lenders ......................................60 Section 2.16 Defaulting Lenders.....................................................................................61 Section 2.17 [Reserved] ..................................................................................................62 Section 2.18 [Reserved] ..................................................................................................62 Section 2.19 Benchmark Replacement Setting ...............................................................62 Section 2.20 Illegality .....................................................................................................67

TABLE OF CONTENTS (continued) Page -ii- Section 2.21 Financial Calculations for Limited Condition Transactions ......................67 ARTICLE III REPRESENTATIONS AND WARRANTIES .......................................................68 Section 3.01 Organization; Powers .................................................................................68 Section 3.02 Power and Authority; Enforceability .........................................................69 Section 3.03 Validity and Admissibility into Evidence ..................................................69 Section 3.04 Non-Conflict with Other Obligations ........................................................69 Section 3.05 Financial Statements; No Material Adverse Change .................................69 Section 3.06 Properties; Intellectual Property ................................................................69 Section 3.07 Litigation ....................................................................................................70 Section 3.08 Compliance with Laws; Environmental Compliance; Labor Matters; No Default or Event of Default ...................................................70 Section 3.09 Investment Company Status ......................................................................71 Section 3.10 Taxes ..........................................................................................................71 Section 3.11 ERISA ........................................................................................................71 Section 3.12 No Misleading Information........................................................................72 Section 3.13 Sanctions Laws; Anti-Corruption, Anti-Bribery, Anti-Money Laundering Laws and Regulations.............................................................72 Section 3.14 Federal Reserve Board Regulations ...........................................................73 Section 3.15 Solvency .....................................................................................................73 Section 3.16 Centre of Main Interest and Establishment ................................................73 Section 3.17 Governing Law and Enforcement ..............................................................73 Section 3.18 Pari Passu Ranking ....................................................................................73 Section 3.19 Civil and Commercial Law ........................................................................74 ARTICLE IV CONDITIONS PRECEDENT ................................................................................74 Section 4.01 Conditions Precedent to the Effective Date ...............................................74 Section 4.02 Conditions Precedent to the Borrowing .....................................................75 ARTICLE V AFFIRMATIVE COVENANTS ..............................................................................76 Section 5.01 Financial Statements ..................................................................................76 Section 5.02 Notices of Material Events.........................................................................77 Section 5.03 Existence; Conduct of Business; Authorizations .......................................78 Section 5.04 Payment of Material Obligations ...............................................................78 Section 5.05 Maintenance of Properties; Insurance ........................................................78

TABLE OF CONTENTS (continued) Page -iii- Section 5.06 Books and Records; Inspection Rights ......................................................79 Section 5.07 Compliance with Laws ..............................................................................79 Section 5.08 Environmental Compliance .......................................................................80 Section 5.09 Legal Fees ..................................................................................................80 Section 5.10 Pari Passu Ranking ....................................................................................80 Section 5.11 Centre of Main Interest and Establishment ................................................80 ARTICLE VI NEGATIVE COVENANTS ...................................................................................80 Section 6.01 Fundamental Changes, Asset Dispositions ................................................80 Section 6.02 Liens ...........................................................................................................81 Section 6.03 Incurrence of Debt .....................................................................................81 Section 6.04 Financial Covenant ....................................................................................81 Section 6.05 Transactions with Affiliates .......................................................................81 Section 6.06 Use of Proceeds; Sanctions Laws; Anti-Money Laundering Laws ...........81 Section 6.07 Restricted Payments ...................................................................................82 Section 6.08 Anti-Corruption Law .................................................................................82 Section 6.09 Unrestricted Subsidiaries ...........................................................................82 ARTICLE VII EVENTS OF DEFAULT ......................................................................................83 Section 7.01 Events of Default .......................................................................................83 Section 7.02 Distribution of Payments after Event of Default .......................................86 ARTICLE VIII THE ADMINISTRATIVE AGENT ....................................................................87 ARTICLE IX ERRONEOUS PAYMENTS ..................................................................................91 Section 9.01 Erroneous Payments...................................................................................91 ARTICLE X GUARANTY ...........................................................................................................93 Section 10.01 Guaranty. ....................................................................................................93 Section 10.02 No Setoff. ...................................................................................................94 Section 10.03 Continuing Guarantee. ...............................................................................94 Section 10.04 Notice of Acceptance, Presentment, Demand, etc. ....................................94 Section 10.05 Reinstatement. ............................................................................................94 Section 10.06 Actions of the Administrative Agent. ........................................................95 Section 10.07 Obligations Absolute and Unconditional. ..................................................95 Section 10.08 Waiver. .......................................................................................................96

TABLE OF CONTENTS (continued) Page -iv- Section 10.09 Immediate Recourse...................................................................................96 Section 10.10 Subrogation. ...............................................................................................96 Section 10.11 Bankruptcy or Liquidation of the Borrowers. ............................................97 ARTICLE XI MISCELLANEOUS ...............................................................................................97 Section 11.01 Notices .......................................................................................................97 Section 11.02 Waivers; Amendments ...............................................................................99 Section 11.03 Expenses; Indemnity; Damage Waiver ....................................................101 Section 11.04 Successors and Assigns............................................................................103 Section 11.05 Survival ....................................................................................................107 Section 11.06 Counterparts; Integration; Effectiveness; Electronic Execution ..............107 Section 11.07 Severability ..............................................................................................108 Section 11.08 Right of Setoff..........................................................................................108 Section 11.09 Governing Law; Jurisdiction; Consent to Service of Process ..................109 Section 11.10 WAIVER OF JURY TRIAL ....................................................................110 Section 11.11 Headings ..................................................................................................110 Section 11.12 Confidentiality .........................................................................................110 Section 11.13 Material Non-Public Information ............................................................111 Section 11.14 Interest Rate Limitation ...........................................................................112 Section 11.15 Judgment Currency ..................................................................................112 Section 11.16 Waiver of Immunity .................................................................................113 Section 11.17 USA PATRIOT Act .................................................................................113 Section 11.18 No Advisory or Fiduciary Responsibility ................................................113 Section 11.19 Acknowledgment and Consent to Bail-In of Affected Financial Institutions................................................................................................114 Section 11.20 Electronic Execution of Assignments and Certain Other Documents ...............................................................................................115 Section 11.21 Acknowledgment of Puerto Rico IBE Law and Regulation and Use of Funds by Non-Puerto Rico Residents ..................................................115 SCHEDULES: Schedule I - Initial Lenders and Commitments Schedule II - Administrative Agent's Office, Certain Addresses for Notices Schedule III - Repayment Dates

TABLE OF CONTENTS (continued) Page -v- EXHIBITS: Exhibit A - Form of Assignment and Assumption Exhibit B - Form of Compliance Certificate Exhibit C - Form of Borrowing Request Exhibit D-1 - Form of El Salvador Debt Acknowledgment Exhibit D-2 - Form of Nicaragua Debt Acknowledgment Exhibit E - Form of Interest Election Request

1 This CREDIT AND GUARANTY AGREEMENT (this “Agreement”) is entered into as of September 12, 2022 among Telemóvil El Salvador, S.A. de C.V., a company (sociedad anónima de capital variable) organized and existing under the laws of the Republic of El Salvador (the “El Salvador Borrower”) and Telefonía Celular de Nicaragua, S.A., a company (sociedad anónima) organized and existing under the laws of the Republic of Nicaragua (the “Nicaragua Borrower” and, together with the El Salvador Borrower, collectively, the “Borrowers”), Millicom International Cellular S.A., a company (société anonyme) incorporated under the laws of Luxembourg (the “Guarantor”) having its registered office at 2, rue du Fort Bourbon, L-1249 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (RCS Luxembourg) under number B40630, the Lenders from time to time party hereto, and The Bank of Nova Scotia, as the Administrative Agent (as defined below). The parties hereto agree as follows: ARTICLE I DEFINITIONS Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “ABR Loan” means a Loan that bears interest based on the Alternate Base Rate. “ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Acknowledgment of Debt” means each debt acknowledgment executed by the Borrowers to evidence the Loans made to it in accordance with Section 2.07(d), which shall be in the form of (i) for the Loans to the El Salvador Borrower, Exhibit D-1 (Form of El Salvador Debt Acknowledgment), and (ii) for the Loans to the Nicaragua Borrower, Exhibit D-2 (Form of Nicaragua Debt Acknowledgment). “Acquired Debt” means Debt of any Person: (a) incurred and outstanding on the date on which such Person (i) was acquired by any member of the Restricted Group or (ii) is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) any member of the Restricted Group; or (b) incurred to provide all or part of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Subsidiary of any member of the Restricted Group or was otherwise acquired by any member of the Restricted Group; provided that, after giving pro forma effect to the transaction or transactions by which such Person became a Subsidiary of any member of the Restricted Group or is merged, consolidated, amalgamated or otherwise combined with any member of the Restricted Group, in the case of any such Person that became a Subsidiary of, or was merged, consolidated, amalgamated or otherwise combined with any member of the Restricted Group, (x) in the case where such Person is a member of the Restricted Group (other than the El Salvador Group and the Nicaragua Group), either (A) the Guarantor is able to incur $1.00 of additional Debt under the Debt Incurrence Test or (B) the Total Net Leverage Ratio of the Guarantor is not higher than such ratio before giving effect to such transaction or transactions, or (y) in the case where such Person is a member of the El Salvador

2 Group or the Nicaragua Group, either (A) the applicable Borrower is in pro forma compliance with the Financial Covenant (tested at such time) or (B) the Total Net Leverage Ratio of the applicable Borrower is not higher than such ratio before giving effect to such transaction or transactions. Acquired Debt shall be deemed to have been incurred, with respect to clause (a), on the date such Person becomes a Subsidiary of any member of the Restricted Group and, with respect to clause (b), on the date of consummation of such acquisition of assets. “Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment applicable to such Interest Period; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor. “Administrative Agent” means The Bank of Nova Scotia, in its capacity as administrative agent for the Lenders hereunder, and any successor thereto appointed pursuant to Article VIII. “Administrative Agent Fee Letter” means the fee letter, dated as of the date hereof, between the Obligors and the Administrative Agent. “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent to any Lender. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agent Party” has the meaning assigned to such term in Section 11.01(d)(ii). “Agreement” has the meaning assigned to such term in the first paragraph of this Agreement. “Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) Adjusted Term SOFR for a one (1) month tenor in effect on such day plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively. If the Alternate Base Rate determined as provided hereinabove would be less than the Floor, the Alternate Base Rate shall be deemed to be the Floor. “Annual Report” means the Millicom Annual Report for 2021. “Anti-Corruption Laws” means any applicable anti-bribery or anti-corruption Laws, including without limitation the U.S. Foreign Corrupt Practice Act of 1977, the UK Bribery Act 2010 and the Canadian Corruption of Foreign Public Officials Act.

3 “Anti-Money Laundering Laws” means any applicable anti-money laundering Laws, including without limitation, the Bank Secrecy Act of 1970, the USA PATRIOT Act of 2001 and the Proceeds of Crime (Money Laundering) and Terrorism Financing Act of 2001, as amended. “Applicable Margin” means 3.50% per annum. “Applicable Percentage” means, with respect to any Lender, the percentage of the total Credit Exposures and unused Commitments represented by such Lender’s Credit Exposure and unused Commitments. “Asset Disposition” means any transfer, conveyance, sale, lease or other disposition by any member of the Restricted Group (including a consolidation or merger or other sale of any Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary to any Obligor or to any Restricted Subsidiary which is an eighty percent (80%) or more owned Restricted Subsidiary) of (i) shares of Capital Stock (other than directors’ qualifying shares and shares to be held by third parties to satisfy applicable legal requirements) or other ownership interests of any Restricted Subsidiary, (ii) substantially all of the assets of any member of the Restricted Group representing a division or line of business or (iii) other assets or rights of any member of the Restricted Group outside of the ordinary course of business; provided that the term “Asset Disposition” shall not include Permitted Disposals. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent. “Authorized Officer” means any of the Chief Executive Officer, President, Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President, Financial Officer or General Counsel of an Obligor. “Availability Period” means the period from and including the Effective Date through and including the earlier of (a) the fifth (5th) Business Day following the Effective Date and (b) the Borrowing Date. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

4 “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, and any successor statute. “Bankruptcy Event” means, with respect to any Lender, such Lender or its direct or indirect parent company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or the European Union from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Basel III” means: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (b) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”. “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Board” means the Board of Governors of the Federal Reserve System of the United States. “Borrowers” has the meaning assigned to such term in the first paragraph of this Agreement. “Borrower Restricted Subsidiaries” means, collectively, the El Salvador Restricted Subsidiaries and the Nicaragua Restricted Subsidiaries.

5 “Borrowing” means the borrowing of the Loans on the Borrowing Date. “Borrowing Date” means the date on which the Loans are made to the Borrowers hereunder. “Borrowing Request” has the meaning assigned to such term in Section 2.03. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Luxembourg, Toronto, San Salvador, El Salvador, or Managua, Nicaragua are authorized or required by law to remain closed. “Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of real or personal property of such Person which is required to be classified and accounted for as a capital lease on the balance sheet of such Person in accordance with IFRS. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the balance sheet of such Person in accordance with IFRS. “Capital Stock” of any Person means any and all shares, interests, participation or other equivalents (however designated) of corporate stock or other equity participation, including partnership interests, whether general or limited, of such Person. “Cash Equivalents” means, with respect to any Person: (a) any direct obligations of, or obligations guaranteed by, the United States of America (or by any agency thereof), the United Kingdom or any member of the European Union to the extent such obligations or guarantees are backed by the full faith and credit of the United States, the United Kingdom or such member of the European Union and which have a remaining Weighted Average Life-to-Maturity of not more than one (1) year from the date of investment therein; (b) (i) term deposit accounts (excluding current and demand deposits), certificates of deposit, time deposits, money market deposits and bankers’ acceptances, in each case, issued by or held with (A) any Lender, (B) any of the lenders under the MICSA Revolving Facility Agreement, or (C) any bank or trust company which is organized under the laws of the United States of America, any state thereof, the United Kingdom, Switzerland, Canada, Australia, El Salvador, Nicaragua or any member state of the European Union, which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100,000,000 (or the equivalent in other currencies) and has outstanding debt which is rated no less than Investment Grade or higher by at least one Rating Agency; and (ii) money market funds rated at least AAA by at least one Rating Agency or managed by any Lender or any lender under the MICSA Revolving Facility Agreement;

6 (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in paragraph (a) entered into with any financial institution meeting the qualifications specified in paragraphs (b)(i) or (ii) above; (d) commercial paper having one of the two highest ratings obtainable from any of the Rating Agencies and in each case maturing within 365 days after the date of acquisition; (e) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the types described in paragraphs (a) through (d) of this definition; (f) with respect to any Person organized under the laws of, or having its principal business operations in, a jurisdiction outside the United States, the United Kingdom or the European Union, those investments that are of the same type as investments in clauses (a), (c) and (d) of this definition except that the obligor thereon is organized under the laws of the country (or any political subdivision thereof) in which such Person is organized or conducting business; and (g) up to $100,000,000 (or the equivalent in other currencies) in the aggregate of term deposit accounts and overnight deposits of cash or deposits of any other legal tender held by such Person in countries where any member of the Restricted Group operates its business in accordance with this Agreement. “CBIR” has the meaning assigned to such term in Section 3.16. “Change in Law” the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.11(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated, introduced or implemented by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or CRD IV, or any law or regulation that implements or applies Basel III or CRD IV, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means the occurrence of any of the following events: (a) any Person becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the Voting Stock of either Borrower (other than the Guarantor or any of its Controlled Subsidiaries) or the Guarantor, measured by voting power rather than number of shares;

7 (b) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of either Borrower or the Guarantor and its respective Subsidiaries taken as a whole to any Person; or (c) a plan relating to the liquidation or dissolution of either Borrower or the Guarantor is adopted. For purposes of this definition, “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. “Code” means, at any date, the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans in respect of each Borrower. The initial amount of each Lender’s Commitment to each Borrower hereunder is set forth on Schedule I. “Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period”, or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrowers) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in consultation with the Borrowers that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides in consultation with the Borrowers is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise (and similar) Taxes or branch profits Taxes. “Consolidated EBITDA” means, for any period, operating profit of the El Salvador Group, the Nicaragua Group or the Restricted Group, as the case may be, as such amount is determined

8 on a consolidated basis in accordance with IFRS, plus the sum of the following amounts, in each case, without duplication (losses shall be added (as a positive number) and gains shall be deducted, in each case, to the extent such amounts were included in calculating operating profit of the El Salvador Group, the Nicaragua Group or the Restricted Group, as applicable): (a) depreciation and amortization expenses; (b) the net loss or gain on the disposal and impairment of assets; (c) share-based compensation expenses; (d) at the applicable Borrower’s or the Guarantor’s option, as the case may be, other non-cash charges reducing operating profit (provided that if any such non-cash charge represents an accrual of or reserve for potential cash charges in any future period, the cash payment in respect thereof in such future period shall reduce operating profit to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period) less other non-cash items of income increasing operating income (excluding any such non-cash item of income to the extent it represents (i) a receipt of cash payments in any future period, (ii) the reversal of an accrual or reserve for a potential cash item that reduced operating income in any prior period and (iii) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase operating income in such prior period); (e) any material extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other postemployment arrangements, signing, retention or completion bonuses, transaction costs, acquisition costs, disposition costs, business optimization, information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or postretirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, flood and storm and related events); (f) at the applicable Borrower’s or the Guarantor’s option, as the case may be, the effects of adjustments in its consolidated (if applicable) financial statements pursuant to IFRS (including inventory, property, equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write- down of amounts thereof, net of taxes; (g) any reasonable expenses, charges or other costs related to any sale of Capital Stock (other than Redeemable Stock), investment, acquisition, disposition, recapitalization or the incurrence of any Debt, in each case, as determined in good

9 faith by a responsible financial or accounting officer of the relevant Borrower or the Guarantor, as applicable; (h) any gains or losses on associates; (i) any unrealized gains or losses due to changes in the fair value of equity investments; (j) any unrealized gains or losses due to changes in the fair value of Interest Rate, Currency or Commodity Price Agreements; (k) any unrealized gains or losses due to changes in the carrying value of put options in respect of Capital Stock of, or voting rights with respect to, any Subsidiary, Joint Venture or associate; (l) any unrealized gains or losses due to changes in the carrying value of call options in respect of Capital Stock of, or voting rights with respect to, any Subsidiary, Joint Venture or associate; (m) any net foreign exchange gains or losses; (n) at the applicable Borrower’s or the Guarantor’s option, as the case may be, any adjustments to reduce the impact of the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies; (o) accruals and reserves that are established or adjusted within twelve (12) months after the closing date of any acquisition that are so required to be established or adjusted as a result of such acquisition in accordance with IFRS; (p) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the relevant member of the El Salvador Group, the Nicaragua Group or the Restricted Group, as the case may be, has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within three hundred sixty-five (365) days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable three hundred sixty-five (365)-day period); (q) the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets; (r) any net gain (or loss) realized upon any Sale/Leaseback Transaction that is not sold or otherwise disposed of in the ordinary course of business, determined in good faith by a responsible financial or accounting officer of the relevant Borrower or the Guarantor, as applicable;

10 (s) the amount of loss on the sale or transfer of any assets in connection with an asset securitization program, receivables factoring transaction or other receivables transaction (including, without limitation, a Qualified Receivables Transaction); and (t) Specified Legal Expenses. For the purposes of calculating Consolidated EBITDA for any period, as of such date of determination: (i) if, since the beginning of such period any member of the El Salvador Group, the Nicaragua Group or the Restricted Group, as the case may be, has made any Asset Disposition or disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”) including any Sale occurring in connection with a transaction causing a calculation to be made hereunder, then Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period; (ii) if, since the beginning of such period any member of the El Salvador Group, the Nicaragua Group or the Restricted Group, as the case may be, (by merger or otherwise) will have made an investment in any Person that thereby becomes a member of the El Salvador Group, the Nicaragua Group or the Restricted Group, as the case may be, or otherwise acquires any company, any business, or any group of assets constituting an operating unit of a business (any such investment or acquisition, a “Purchase”), including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, then Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; (iii) if, since the beginning of such period, any Person (that became a member of the El Salvador Group, the Nicaragua Group or the Restricted Group, as the case may be, was merged with or into any member of the El Salvador Group, the Nicaragua Group or the Restricted Group, as the case may be, since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clauses (i) or (ii) above if made by any member of the El Salvador Group, the Nicaragua Group or the Restricted Group, as the case may be, since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period, including anticipated synergies and cost savings as if such Sale or Purchase occurred on the first day of such period;

11 (iv) whenever pro forma effect is applied, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the relevant Borrower or the Guarantor, as applicable (including in respect of anticipated synergies and cost savings) as though the full effect of such synergies and cost savings were realized on the first day of the relevant period and shall also include the reasonably anticipated full run rate cost savings effect (as calculated in good faith by a responsible financial or chief accounting officer of the relevant Borrower or the Guarantor, as applicable) of cost savings programs that have been initiated by any member of the El Salvador Group, the Nicaragua Group or the Restricted Group, as the case may be, as though such cost savings programs had been fully implemented on the first day of such relevant period; (v) for the purposes of determining the amount of Consolidated EBITDA under this definition denominated in a foreign currency, the relevant Borrower or the Guarantor, as applicable, may, at its option, calculate the equivalent in Dollars of such amount of Consolidated EBITDA based on either (i) the weighted average exchange rates for the relevant period used in the consolidated (if applicable) financial statements of the relevant Borrower or the Guarantor, as applicable, for such relevant period or (ii) the relevant currency exchange rate in effect on the date of execution of this Agreement; and (vi) the amount of fees (the “Restricted Fees”) payable by any Subsidiary of either Borrower or the Guarantor, as applicable, to such Borrower or the Guarantor, as applicable, or by any member of the Restricted Group to any other member of the Restricted Group in connection with the guaranties provided in connection herewith and any services rendered (including, without limitation, any management fees, Value Creation Fees and similar fees) shall be excluded. For the purpose of calculating Consolidated EBITDA, any Joint Venture Consolidated EBITDA shall be added to the amount determined in accordance with the foregoing. “Consolidated Net Debt” means, with respect to the El Salvador Group, the Nicaragua Group or the Restricted Group, as the case may be, on any date of determination, the sum without duplication of (a) the total amount of Debt of the El Salvador Group, the Nicaragua Group or the Restricted Group (as applicable), in each case on a consolidated basis in accordance with IFRS, minus (b) the sum without duplication of (i) all Debt outstanding under Minority Shareholder Loans, plus (ii) all Debt outstanding in reliance on (or, in the case of the El Salvador Group or the Nicaragua Group (as applicable), of the type described in) clause (c) of the definition of “Permitted Debt,” plus (iii) all Debt outstanding in reliance on (or, in the case of the El Salvador Group or the Nicaragua Group (as applicable), of the type described in) clause (p) of the definition of “Permitted Debt,” plus (iv) any Debt which is a contingent obligation of any member of the El Salvador Group, the Nicaragua Group or the Restricted Group, as the case may be, on such date, plus (v) the amount of cash and Cash Equivalents (other than cash or Cash Equivalents received from the incurrence of Debt by any member of the El Salvador Group, the Nicaragua Group or the

12 Restricted Group, as the case may be, to the extent such cash or Cash Equivalents has not been subsequently applied or used for any purpose not prohibited by this Agreement) of the El Salvador Group, the Nicaragua Group or the Restricted Group, as the case may be, but excluding, for the avoidance of doubt, all Restricted Cash. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “CRD IV” means: (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC. “Credit Exposure” means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s Loans at such time. “Credit Facilities” means, debt facilities, arrangements, instruments, trust deeds, note purchase agreements, indentures, purchase money financings, commercial paper facilities or overdraft facilities with banks or other institutions or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Debt, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended, in whole or in part from time to time, and in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including, but not limited to, any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facilities” shall include any agreements or instruments (i) changing the maturity of any Debt incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of any Obligor as additional borrowers or guarantors thereunder, (iii) increasing the amount of Debt incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof. “Credit Party” means each of the Administrative Agent and any Lender, and the respective successors and assigns of each of the foregoing. “Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent: (i) the principal of and premium, if any, in respect of every obligation of such Person for money borrowed; (ii) the

13 principal of and premium, if any, in respect of every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (but only to the extent such obligations are not reimbursed within thirty (30) days following receipt by such Person of a demand for reimbursement); and (iv) the principal component of every obligation of the type referred to in clauses (i) through (iii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise to the extent not otherwise included in the Debt of such Person. The “amount” or “principal amount” of Debt at any time of determination as used herein represented by (1) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with IFRS, (2) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, and (3) any amount of Debt that has been cash- collateralized, to the extent so cash-collateralized, shall be excluded from any calculation of Debt. Notwithstanding anything else to the contrary, for all purposes under this Agreement, the amount of Debt incurred, repaid, redeemed, repurchased or otherwise acquired by any Person shall equal the liability in respect thereof determined in accordance with IFRS and reflected on such Person’s consolidated (if applicable) statement of financial position (but only to the extent considered “Debt” hereunder taking into account the exclusions below). The term “Debt” shall not include: (a) obligations described in paragraphs (i), (ii) and (iv) of the first paragraph of this definition of Debt that are incurred by any Restricted Subsidiary (the “Proceeds Recipient”) and owed to a bank or other lending institution (the “On-Lend Bank”) to facilitate the substantially concurrent on-lending of proceeds (the “Proceeds On- Loan”) from Debt incurred by any member of the El Salvador Group, the Nicaragua Group or the Restricted Group (other than the Proceeds Recipient) in compliance (on a pro forma basis, after giving effect to the incurrence of such Debt) with (i) in the case of the El Salvador Group or the Nicaragua Group (as applicable), the Financial Covenant (tested at such time) or (ii) in the case of the Restricted Group (other than the El Salvador Group and the Nicaragua Group), the Debt Incurrence Test, to the extent (1) the principal obligations in respect of the Proceeds On-Loan are secured by security over cash granted in favor of the On-Lend Bank or any of its Affiliates in an amount not less than the principal amount of the Proceeds On- Loan, (2) the Proceeds On-Loan is put in place substantially concurrently with a loan by any member of the Restricted Group (other than the Proceeds Recipient) to the On-Lend Bank (the “On-Lend Bank Borrowing”) pursuant to which the Proceeds Recipient is entitled to reduce the principal amount of the Proceeds On- Loan by an amount equal to the principal amount of the On-Lend Bank Borrowing if a default or acceleration occurs with respect to such On-Lend Bank Borrowing, or (3) the substantial risks and rewards of the Proceeds On-Loan are transferred, using a synthetic instrument or any other arrangement or agreement, from the On- Lend Bank to any member of the El Salvador Group, the Nicaragua Group or Restricted Group, as applicable (other than the Proceeds Recipient) in exchange for an amount not less than (x) the amount of cash granted in favor of the On-Lend

14 Bank or any of its Affiliates, or (y) the outstanding amount of the On-Lend Bank Borrowing, as applicable, in each case as at the effective date of such transfer; (b) any liability of any member of the Restricted Group (other than the Proceeds Recipient) attributable to a synthetic instrument or any other arrangement or agreement described in clause (a)(3) above to the extent such obligation under the relevant instrument, arrangement or agreement has not come due but is classified as a financial liability in accordance with IFRS and recorded as a current liability on such Person’s consolidated (if applicable) statement of financial position; (c) any Restricted MFS Cash; (d) any liability of any member of the Restricted Group attributable to a put option or similar instrument, arrangement or agreement entered into after the Effective Date granted by such Person relating to an interest in any other entity, in each case to the extent such option has not been exercised or such obligation under the relevant instrument, arrangement or agreement has not come due but is classified as a financial liability in accordance with IFRS, and recorded as a current liability on such Person’s consolidated (if applicable) statement of financial position; (e) any standby letter of credit, performance bond or surety bond or other similar third- party guaranty instrument provided by any member of the Restricted Group that is customary in a Related Business to the extent such letters of credit or bonds or instruments are not drawn upon or, if and to the extent drawn upon, are honored in accordance with their terms; (f) solely for purposes of calculating the Financial Covenant, any intercompany debt or other liability owing from any member of the El Salvador Group or the Nicaragua Group (as applicable) to any other member of the Group; (g) any deposits or prepayments received by any member of the Restricted Group from a customer or subscriber for its service and any other deferred or prepaid revenue; (h) any obligations to make payments in relation to earn outs; (i) Debt which is in the nature of equity (other than Redeemable Stock) or equity derivatives; (j) Capital Lease Obligations or operating leases; (k) Receivables sold or discounted, whether recourse or non-recourse, including for the avoidance of doubt any debt in respect of Qualified Receivables Transactions, including without limitation guarantees by a Receivables Entity of the obligations of another Receivables Entity; (l) pension obligations or any obligation under employee plans or employment agreements;

15 (m) any “parallel debt” obligations to the extent that such obligations mirror other Debt; (n) any payments or liability for assets acquired or services supplied deferred (including trade payables) in accordance with the terms pursuant to which the relevant assets were or are to be acquired or services were or are to be supplied; (o) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (including, in each case, any accrued dividends); and (p) the net obligations of such Person under any Interest Rate, Currency or Commodity Price Agreement. Where Debt is denominated in a currency other than Dollars, any Obligor, may, at its option, calculate the equivalent in Dollars of such amount of Debt based on either (i) the weighted average exchange rates for the relevant period used in the consolidated (if applicable) financial statements of such Obligor, for such relevant period or (ii) the relevant currency exchange rate in effect on the date of execution of this Agreement; provided, that if such Obligor exercises the foregoing option at any time, it shall do so with respect to all (and not less than all) Debt outstanding at such time that is denominated in a currency other than Dollars. “Debt Incurrence Test” has the meaning assigned to such term in Section 6.03(a). “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, El Salvador, Nicaragua or other applicable jurisdictions from time to time in effect. “Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Defaulting Lender” means any Lender that (a) failed to (i) fund any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder (unless such Lender is disputing in good faith whether it is contractually obliged to fund), or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, or (b) has notified any Obligor or any Credit Party or has made a public statement to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or any other agreements in which it commits to extend credit (unless such Lender is disputing in good faith whether it is contractually obliged to fund), or (c) has failed, within three (3) Business Days after request by a Credit Party or any Obligor, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Obligors), or (d) is, or has a direct or indirect parent company that is, the subject of a (i) Proceeding under any Debtor Relief Law, (ii) Bankruptcy Event or (iii) Bail- In Action. Any determination by the Administrative Agent or any Obligor that a Lender is a Defaulting Lender under any one or more

16 of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Credit Parties (in the case of a determination by any Obligor) or to the Credit Parties and the Obligors (in the case of a determination by the Administrative Agent). “Designated Persons” means, at any time, (a) any Person identified on any sanctions - related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Government of Canada, or other relevant sanctions authority, (b) any Person located in, or a resident or a national of, any Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) or (b), or that is otherwise the target of Sanctions Laws such that dealing or otherwise engaging in business transactions or other activities with such Person are restricted. “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event: (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable for Debt or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Obligors (as applicable) or a Restricted Subsidiary); or (c) is redeemable at the option of the holder of the Capital Stock in whole or in part, (d) in each case on or prior to the earlier of (a) the Maturity Date or (b) on which there are no Obligations outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require an Obligor to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the relevant Obligor may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the relevant Obligor with Section 6.02. “Dollars”, “USD” or “$” refers to lawful money of the United States of America. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

17 “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” has the meaning assigned to such term in Section 4.01. “El Salvador” means the Republic of El Salvador. “El Salvador Borrower” has the meaning assigned to such term in the first paragraph of this Agreement. “El Salvador Group” means the El Salvador Borrower and the El Salvador Restricted Subsidiaries (if any). “El Salvador Loans” means each Loan made to the El Salvador Borrower as part of the Borrowing. “El Salvador Restricted Subsidiary” means any Restricted Subsidiary that is a Subsidiary of the El Salvador Borrower. “El Salvador Significant Subsidiary” means any Significant Subsidiary of the El Salvador Borrower. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. “Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security systems. “Engagement and Commitment Letter” means that certain Engagement and Commitment Letter, dated as of August 26, 2022, by and among the Obligors and the Joint Lead Arrangers. “Environmental Laws” means all Laws applicable to the Obligors or any of their Subsidiaries relating to pollution, the preservation or protection of the environment (including without limitation air, water, land, subsurface strata, organisms, ecosystems, and biodiversity) or natural resources or harm to or the protection of human health or the health of animals or plants or the generation, manufacture, use, management, labeling, treatment, storage, handling, transportation, recycling or Release of, or exposure to, any Hazardous Material. “Environmental Liability” means any liability or obligation (including any liability or obligation for or relating to damages, costs of environmental remediation, fines, penalties and indemnities), of the Obligors or any Subsidiary directly or indirectly resulting from or based upon

18 (a) noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “ERISA” means, at any date, the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Obligors, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of any Plan to satisfy the minimum funding standard of Section 412 and 430 of the Code or Sections 302 or 303 of ERISA applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Obligor or any of its ERISA Affiliates of any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA) with respect to the termination of any Plan; (e) the receipt by any Obligor or any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Obligor or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; or (g) the receipt by any Obligor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Obligor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in endangered or critical status, within the meaning of Title IV of ERISA. “Erroneous Payment” has the meaning assigned to it in Section 9.01(a). “Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.01(e). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” has the meaning assigned to such term in Section 7.01. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment made by or on account of any obligation of any party under the Loan to a Recipient, (a) any Taxes imposed on or measured by net income (however denominated), franchise (and similar) Taxes, and branch profits Taxes, in each case, (i) imposed by a jurisdiction (or political subdivision thereof) as a result of such

19 Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, or as a result of any other connection between the Lender and such jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) for the avoidance of doubt, interest, penalties, and additions to tax on the amounts described in this definition, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(f), and (d) any U.S. federal Taxes imposed under FATCA. “Facility” means the Commitments and the Loans made in respect thereof. “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Chief Executive Officer or a Financial Officer of the relevant Obligor. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “FCA” means the U.K. Financial Conduct Authority. “Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%. “Fee Letter” means the fee letter, dated as of August 26, 2022, between the Obligors and the Joint Lead Arrangers. “Financial Covenant” means the covenant set forth in Section 6.04(a). “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of an Obligor. “Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date. “Financial Year” means the annual accounting period of an Obligor ending on December 31 in each year. “Fitch” means Fitch Ratings Inc. and any successor to its rating agency business. “Floor” means a rate of interest equal to zero percent (0%).

20 “Fund” means a trust, fund or other entity or Person which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies exercising such powers or functions, such as the European Union or European Central Bank). “Group” means the Guarantor and its Subsidiaries (including the El Salvador Group and the Nicaragua Group). “Guarantee” has the meaning assigned to such term in Section 10.01. “Guaranteed Obligations” has the meaning assigned to such term in Section 10.01. “Guarantor” has the meaning assigned to such term in the first paragraph of this Agreement. “Hazardous Materials” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic or radioactive (or words of similar regulatory intent or meaning) under any Environmental Law, or the exposure to which or the Release of which could give rise to any Environmental Liability or is otherwise capable of harm to human health or the environment. “IFRS” means international accounting standards within the meaning of the IAS Regulation 606/2002 to the extent applicable to the relevant financial statements. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. “Initial Lender” means any of the initial lenders listed on Schedule I. “Interest Election Request” means a request by a Borrower to change the duration of a succeeding Interest Period in accordance with Section 2.06, which shall be substantially in the form of Exhibit E hereto. “Interest Payment Date” means (a) as to any ABR Loan, the last Business Day of each March, June, September and December and the Maturity Date; (b) as to any SOFR Loan, the last day of each Interest Period therefor, and (c) the Maturity Date. “Interest Period” means, (a) with respect to any ABR Loan, initially commencing on the date of conversion of a SOFR Loan to such ABR Loan, as provided in this Agreement, and ending on the last Business Day of the next succeeding March, June, September or December thereafter, except that each Interest Period that commences on the last Business Day of a calendar month (or

21 on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, and (b) with respect to any SOFR Loan, initially commencing on the Borrowing Date and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as specified in the Borrowing Request or Interest Election Request (as applicable), except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; provided that, notwithstanding the foregoing, (x) if any Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on such Maturity Date and (y) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day). “Interest Rate, Currency or Commodity Price Agreement” means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business). “Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a guarantee of any obligation of such other Person, together with all items that are or would be classified as Investments on a statement of financial position (excluding the footnotes thereto) prepared in accordance with IFRS, but shall not include (a) trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person, or (b) commission, travel, payroll, entertainment, relocation and similar advances to officers and employees and profit sharing and other employee benefit plan contributions made in the ordinary course of business. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to a subsequent change in value and, to the extent applicable, shall be determined based on the equity value of such Investment. “Investment Grade” means (i) BBB- or above in the case of Fitch (or its equivalent under any successor Rating Categories of Fitch), (ii) Baa3 or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), and (iii) the equivalent in respect of the Rating Categories of any other Rating Agencies. “Joint Lead Arrangers” means Citigroup Global Markets Inc., Banco Latinoamericano de Comercio Exterior, S.A., and The Bank of Nova Scotia, as joint lead arrangers and bookrunners of the Facility. “Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

22 “Joint Venture Consolidated EBITDA” means an amount equal to the product of (i) the Consolidated EBITDA of any Joint Venture (determined in good faith by a responsible financial or accounting officer of the relevant Obligor on the same basis as provided for in the definition of “Consolidated EBITDA” (with the exception of clause (i) and the last sentence thereof regarding the addition of any Joint Venture Consolidated EBITDA to the calculation) as if each reference to such Obligor in such definition was to such Joint Venture) whose financial results are not consolidated with those of such Person in accordance with IFRS and (ii) a percentage equal to the direct or indirect equity ownership percentage of the relevant Obligor and/or any of its Subsidiaries in the Capital Stock of such Joint Venture and its Subsidiaries. “KYC Requirements” has the meaning assigned to such term in Section 4.01(g). “Law” means any law (including common law), statute, directive, regulation, rule, ordinance, code, requirement, binding agreement, statutory guidance, regulatory code of practice, judgment, order, executive order, decree, injunction, decision, determination or permit issued, entered into, or promulgated by or with a Governmental Authority. “Lenders” means the Initial Lenders listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Obligors and the Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate; provided, that such other office or offices, Affiliate or branch shall not increase the amounts payable by the Obligors under Section 2.11 or 2.13 (unless approved by the Obligors). Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. “Limited Condition Transaction” means (i) any Investment or acquisition, including by way of merger, amalgamation or consolidation, in each case, by one or more members of the Restricted Group of any assets, business or Person whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment. “Loan Documents” means this Agreement, including without limitation, the schedules and exhibits hereto, the Fee Letter, the Administrative Agent Fee Letter, the Acknowledgments of Debt, and any other document designated as a “Loan Document” by the Administrative Agent and the Obligors.

23 “Loans” means the El Salvador Loans and the Nicaragua Loans made by the Lenders to the Borrowers pursuant to this Agreement. “Luxembourg” means the Grand Duchy of Luxembourg. “Luxembourg Commercial Code” means the Code de Commerce of Luxembourg. “Luxembourg Companies Act” means the Luxembourg act dated 10 August 1915 on commercial companies, as amended. “Material Adverse Effect” means any event or circumstance that has a material adverse effect on (a) the ability of the Obligors (taken as a whole) to perform their payment obligations under the Loan Documents or (b) the validity or enforceability of this Agreement or the rights or remedies of the Lenders or the Administrative Agent hereunder. “Material Intellectual Property” has the meaning assigned to such term in Section 5.05(b). “Maturity Date” means the date that is five (5) years following the Borrowing Date. “MICSA Revolving Facility Agreement” means that certain Revolving Credit Agreement dated as of October 15, 2020, by and among the Guarantor, the Lenders named therein and The Bank of Nova Scotia as Administrative Agent, as amended, supplemented or otherwise modified. “Minority Shareholder Loans” means Debt of any Restricted Subsidiary or any Borrower Restricted Subsidiary that is issued to and held by an equity owner of such Subsidiary, other than a member of the Restricted Group. “Moody’s” means Moody’s Investors Services, Inc. and any successor to its rating agency business. “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Nicaragua” means the Republic of Nicaragua. “Nicaragua Borrower” has the meaning assigned to such term in the first paragraph of this Agreement. “Nicaragua Group” means the Nicaragua Borrower and the Nicaragua Restricted Subsidiaries (if any). “Nicaragua Loans” means each Loan made to the Nicaragua Borrower as part of the Borrowing. “Nicaragua Restricted Subsidiary” means any Restricted Subsidiary that is a Subsidiary of the Nicaragua Borrower. “Nicaragua Significant Subsidiary” means any Significant Subsidiary of the Nicaragua Borrower.

24 “Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Obligors, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Obligors to any Credit Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Credit Parties that are required to be paid by any Obligor pursuant hereto) or otherwise, including the obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights. “Obligors” means the Borrowers and the Guarantor. “OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.15). “Participant” has the meaning assigned to such term in Section 11.04(c). “PATRIOT Act” has the meaning assigned to such term in Section 11.17. “Participant Register” has the meaning assigned to such term in Section 11.04(c). “Payment Recipient” has the meaning assigned to it in Section 9.01(a). “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Periodic Term SOFR Determination Day” has the meaning assigned to such term in clause (a) of the definition of Term SOFR.

25 “Permitted Asset Swap” means the concurrent purchase and sale or exchange of related business assets or a combination of related business assets, cash and Cash Equivalents between any member of the Restricted Group and another Person. “Permitted Debt” means: (a) any Debt under this Agreement; (b) Debt (other than Debt described in another clause of this definition) that is (x) outstanding on the date of this Agreement or (y) committed or mandated on the date of this Agreement and disclosed in writing to the Lenders and the Administrative Agent prior to such date; (c) Pari passu Debt of any member of the Restricted Group under Credit Facilities and any Permitted Refinancing Debt in respect thereof in an aggregate principal amount at any one time outstanding that does not exceed an amount equal to (x) in the case of the Restricted Group (other than the El Salvador Group and the Nicaragua Group), the greater of $900,000,000 (or the equivalent in other currencies) and eight percent (8%) of Total Assets of the Guarantor and (y) in the case of each of the El Salvador Group and the Nicaragua Group (as applicable), the greater of $20,000,000 (or the equivalent in other currencies) and eight percent (8%) of Total Assets of each Borrower, plus, in each case, (1) any accrual or accretion of interest that increases the principal amount of Debt under Credit Facilities and (2) in the case of any refinancing of Debt permitted under this clause (c) or any portion thereof, the aggregate amount of fees, underwriting discounts and commissions, premiums and other costs and expenses incurred in connection with such refinancing; (d) Debt owed by any member of the Restricted Group to any other member of the Restricted Group; provided, that (A) if any Obligor is the obligor on such Debt and such Debt is owed to a member of the Group other than another Obligor, such Debt must be unsecured and expressly subordinated (it being understood that any such subordination terms must be effective at the time such Debt is incurred; provided that, such subordination shall only apply during the existence of an Event of Default pursuant to clauses 7.01(a), (b), (h) or (i) or following an acceleration of the Loans pursuant to Section 7.01) to the prior payment in full in cash of all of the relevant Borrower’s obligations under this Agreement, and (B) either (x) the transfer or other disposition by such member of the Restricted Group of any Debt so permitted to a Person (other than to any other member of the Restricted Group) or (y) such member of the Restricted Group ceasing to be a Restricted Subsidiary of the Restricted Group, will at the time of such transfer or other disposition, in each case, be deemed to be an incurrence of such Debt not permitted by this clause (d); (e) Acquired Debt; (f) Minority Shareholder Loans;

26 (g) Permitted Refinancing Debt of any member of the Restricted Group incurred in exchange for, or the proceeds of which are used to refinance or refund or replace, or any extension or renewal of (including, in each case, successive refinancings, extensions and renewals), Debt of any such Person incurred in pro forma compliance with (i) in the case of any member of the Restricted Group (other than any member of the El Salvador Group and the Nicaragua Group), the Debt Incurrence Test and (ii) in the case of any member of each of the El Salvador Group or the Nicaragua Group (as applicable), the Financial Covenant (tested at such time), as applicable, or clauses (a), (b), (e) or this clause (g) of this definition, as the case may be; (h) Debt of any member of the Restricted Group represented by letters of credit in order to provide security for workers’ compensation claims, health, disability or other employee benefits, payment obligations in connection with self-insurance or similar requirements of any member of the Restricted Group in the ordinary course of business; (i) customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any assets of any member of the Restricted Group, and earn-out provisions or contingent payments in respect of purchase price or adjustment of purchase price or similar obligations in acquisition agreements other than guarantees of Debt incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of each such incurrence of such Debt will at no time exceed the gross proceeds actually received by such member of the Restricted Group, as applicable, in connection with the related disposition; (j) obligations in respect of (i) customs, VAT or other tax guarantees, (ii) bid, performance, completion, guarantee, surety and similar bonds, including guarantees or obligations of any member of the Restricted Group with respect to letters of credit supporting such obligations and (iii) the financing of insurance premiums, in each case, in the ordinary course of business and not related to Debt for borrowed money; (k) Debt of any member of the Restricted Group arising from the honoring by a bank or other financial institution of a check, draft or similar instrument including, but not limited to, electronic transfers, wire transfers, netting services and commercial card payments, drawn against insufficient funds; provided that such Debt is extinguished within thirty (30) days of incurrence; (l) guarantees by any member of the Restricted Group of Debt or any other obligation or liability of any other member of the Restricted Group (other than of any Debt incurred in violation of (i) in the case of any member of the Restricted Group (other than any member of the El Salvador Group and the Nicaragua Group), the Debt Incurrence Test, or (ii) in the case of any member of each of the El Salvador Group and the Nicaragua Group, the Financial Covenant (tested at such time)); provided,

27 however, that if the Debt being guaranteed is subordinated in right of payment to the Loans or any guarantee of the Loans, then such guarantee shall be subordinated substantially to the same extent as the relevant Debt guaranteed; (m) Debt arising under borrowing facilities provided by a special purpose vehicle notes issuer to any member of the Restricted Group in connection with the issuance of notes or other similar debt securities intended to be supported primarily by the payment obligations of any member of the Restricted Group in connection with any vendor financing platform; (n) Debt of any member of the Restricted Group in an aggregate outstanding principal amount which, when taken together with any Permitted Refinancing Debt in respect thereof and the principal amount of all other Debt incurred pursuant to this clause (n) and then outstanding, will not exceed one-hundred percent (100%) of the cash proceeds (net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements)) received by, such member of the Restricted Group, as applicable, from the issuance or sale (other than to any other member of the Restricted Group) of its Minority Shareholder Loans or Capital Stock or otherwise contributed to the equity of any Obligor, subsequent to the date of execution of this Agreement (and in each case, other than through the issuance of Disqualified Stock or Preferred Stock); (o) Debt consisting of (i) mortgage financings, asset backed financings, Purchase Money Obligations or other financings, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement (including, without limitation, in respect of tenant improvement) of property (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of any member of the Restricted Group or (ii) Debt otherwise incurred to finance the purchase, lease, rental or cost of design, development, construction, installation or improvement (including, without limitation, in respect of tenant improvement) of property (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of any member of the Restricted Group whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and any Permitted Refinancing Debt in respect thereof, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Debt incurred pursuant to this clause (o), will not exceed (i) in the case of each of the El Salvador Group and the Nicaragua Group, the greater of (1) $8,000,000 (or the equivalent in other currencies) and (2) three percent (3%) of Total Assets of each Borrower and (ii) in the case of the Restricted Group (other than the El Salvador Group and the Nicaragua Group), the greater of (1) $250,000,000 (or the equivalent in other currencies) and (2) three percent (3%) of Total Assets of the Guarantor, in each case, at any time outstanding; or

28 (p) Debt not otherwise permitted to be incurred pursuant to clauses (a) through (o) above, which, together with any other outstanding Debt incurred pursuant to this clause (p), including any Permitted Refinancing Debt in respect thereof, has an aggregate principal amount at any time outstanding not in excess of (i) in the case of each of the El Salvador Group and the Nicaragua Group, the greater of (A) $5,000,000 (or the equivalent in other currencies) and (B) four percent (4%) of Total Assets of each Borrower and (ii) in the case of the Restricted Group (other than the El Salvador Group and the Nicaragua Group), the greater of (A) $300,000,000 (or the equivalent in other currencies) and (B) four percent (4%) of Total Assets of the Guarantor, plus, in the case of any refinancing of Debt permitted under this clause (p) or any portion thereof, the aggregate amount of fees, underwriting discounts and commissions, premiums and other costs and expenses incurred in connection with such refinancing. In the event that an item of Debt meets the criteria of more than one of the types of Permitted Debt or is entitled to be incurred by the relevant member of the Restricted Group in accordance with the Debt Incurrence Test or the Financial Covenant, as applicable, the relevant Obligor in its sole discretion may classify and from time to time reclassify such item of Debt or any portion thereof and only be required to include the amount of such Debt as one of such types. “Permitted Disposals” means: (a) any dispositions of assets in a single transaction or series of transactions with an aggregate Fair Market Value of not more than (i) in the case of any member of the El Salvador Group, three percent (3%) of Total Assets of the El Salvador Borrower during the life of the Agreement, (ii) in the case of any member of the Nicaragua Group, three percent (3%) of Total Assets of the Nicaragua Borrower during the life of the Agreement and (iii) in the case of the Guarantor, in any calendar year, the greater of (x) $25,000,000 (or the equivalent in other currencies) and (y) one percent (1%) of Total Assets of the Guarantor (with unused amounts in any calendar year being carried over to the next succeeding year subject to a maximum of the greater of $25,000,000 (or the equivalent in other currencies) and one percent (1%) of Total Assets of the Guarantor of carried over amounts for any calendar year); (b) any Specified Subsidiary Sale; (c) any disposition of Tower Equipment, including any Sale/Leaseback Transaction; provided that any cash or Cash Equivalents received in connection with such disposition (the “Permitted Disposal Net Available Proceeds”) are applied, within 365 days of such disposition or Sale/Leaseback Transaction, at the relevant Obligor’s option, as the case may be, to (i) repay, redeem, retire or cancel outstanding Senior Secured Debt; (ii) repurchase, prepay, redeem or repay Debt of such Obligor that ranks pari passu in right of payment to the Loans; (iii) to acquire all or substantially all of the assets of, or any Capital Stock of, another Related Business, if, after giving effect to any such acquisition of Capital Stock, the Related Business is or becomes a Restricted Subsidiary of the relevant Obligor; (iv) to make a capital expenditure or acquire other assets (other than Capital Stock and cash or

29 Cash Equivalents), rights (contractual or otherwise) and properties, whether tangible or intangible (including ownership interests) that are used or intended for use in connection with a Related Business; (v) to repay any outstanding Obligations hereunder; (vi) enter into a binding commitment to apply the Permitted Disposal Net Available Proceeds pursuant to sub-clauses (iii) or (iv) of this clause (c), provided that such binding commitment (or any subsequent binding commitment replacing the initial binding commitment that is entered into within 180 days following the aforementioned 365-day period) shall be treated as a permitted application of such Permitted Disposal Net Available Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365-day period; or (vii) any combination of the foregoing sub- clauses (i) through (vi) of this clause (c); (d) a transfer of assets between or among members of the Restricted Group; (e) the issuance of Capital Stock by a Restricted Subsidiary to any other member of the Restricted Group; (f) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than any member of the Restricted Group) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; (g) the sale, lease or other transfer of products, services, accounts receivable, inventory or other assets in the ordinary course of business and any sale or other disposition of damaged, surplus, worn-out or (in the good faith judgment of any Obligor) obsolete assets; (h) dispositions in connection with Permitted Liens; (i) disposals of assets, rights or revenue not constituting part of the Related Business and other disposals of non-core assets acquired in connection with any acquisition permitted under this Agreement; (j) licenses and sublicenses of any member of the Restricted Group in the ordinary course of business; (k) any surrender or waiver of contract rights or settlement, release, recovery on, or surrender of, contract, tort or other claims in the ordinary course of business; (l) the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

30 (m) a transfer or disposition of assets that is governed by the provisions of Section 6.01; (n) the sale or other disposition of cash or Cash Equivalents; (o) the foreclosure, condemnation or any similar action with respect to any property or other assets; (p) a transfer or disposition of assets that is governed by Section 6.07; (q) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity, and Investments in a Receivables Entity consisting of cash or securitization obligations; (r) any disposition or expropriation of assets or Capital Stock which any member of the Restricted Group is required by, or made in response to concerns raised by, a regulatory authority or court of competent jurisdiction; (s) any disposition of Capital Stock, Debt or other securities of an Unrestricted Subsidiary; (t) disposal of non-core assets acquired in connection with any acquisition permitted under this Agreement; (u) any disposition of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by any member of the Restricted Group to such Person; (v) any disposition of Investments in Joint Ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the Joint Venture parties set forth in Joint Venture arrangements and similar binding agreements; provided that any cash or Cash Equivalents received in connection with such disposition are applied, within 365 days of such disposition, at the relevant Obligor’s option, as the case may be, in accordance with sub-clauses (i) through (vii) of clause (c) of this definition of “Permitted Disposals”; (w) any sale or disposition with respect to property built, repaired, improved, owned or otherwise acquired by any member of the Restricted Group pursuant to customary sale and leaseback transactions, asset securitizations and other similar financings permitted by this Agreement; (x) any dispositions constituting the surrender of tax losses by any member of the Restricted Group (i) to any other member of the Restricted Group, (ii) in order to eliminate, satisfy or discharge any tax liability of any Person that was formerly a subsidiary of such member of the Restricted Group which has been disposed of pursuant to a disposal permitted by the terms of this Agreement, to the extent that such member of the Restricted Group would have a liability (in the form of an

31 indemnification obligation or otherwise) to one or more persons in relation to such tax liability if not so eliminated, satisfied or discharged; (y) [Reserved]; (z) Permitted Asset Swaps; and (aa) any other disposal of assets not described in clauses (a) through (z) above consisting in the aggregate a value of (i) in the case of the El Salvador Group, ten percent (10%) or less of Total Assets of the El Salvador Borrower, (ii) in the case of the Nicaragua Group, ten percent (10%) or less of Total Assets of the Nicaragua Borrower, and (iii) in the case of the Guarantor, ten percent (10%) or less of Total Assets of the Guarantor. “Permitted Interest Rate, Currency or Commodity Price Agreement” means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect against fluctuations in interest rates or currency exchange rates and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements against currency exchange or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations and not for purposes of speculation. “Permitted Investments” means (1) any loan made by any member of the Restricted Group to any other member of Restricted Group, (2) loans or advances to employees and officers (or guarantees of intra- Restricted Group loans or intra-Restricted Group loans to employees or officers) in the ordinary course of business; (3) customary cash management, cash pooling or netting or setting off arrangements; and (4) the granting of Liens pursuant to clause (n) of the definition of Permitted Liens. “Permitted Liens” means: (a) Liens for taxes, assessments or governmental charges or levies on the property of any member of the Restricted Group if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with IFRS shall have been made therefor; (b) Liens imposed by law, such as statutory Liens of landlords’, carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of any member of the Restricted Group in the ordinary course of business arising solely by virtue of any statutory or common law (but not contractual) provisions relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution; (c) Liens on the property of any member of the Restricted Group incurred in the ordinary course of business to secure performance of obligations with respect to

32 statutory or regulatory requirements, performance bids, trade contracts, letters of credit performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Restricted Group taken as a whole; (d) Liens on property at the time any member of the Restricted Group acquired such property, including any acquisition by means of a merger or consolidation; provided, however, that any such Lien may not extend to any other property of such member of the Restricted Group; (e) Liens on the property of a Person at the time such Person becomes a member of the Restricted Group; provided, however, that any such Lien may not extend to any other property of any other member of the Restricted Group that is not a direct or, prior to such time, indirect Subsidiary of such Person (other than pursuant to after- acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition); (f) pledges or deposits by any member of the Restricted Group under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which any member of the Restricted Group is party, or deposits to secure public or statutory obligations of any member of the Restricted Group or deposits for the payment of rent, in each case incurred in the ordinary course of business; (g) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; (h) Liens in favor of a credit card processor arising in the ordinary course of business under any processor agreement; (i) any provision for the retention of title to any property by the vendor or transferor of such property which property is acquired by any member of the Restricted Group in a transaction entered into in the ordinary course of business of such Person and for which kind of transaction it is customary market practice for such retention of title provision to be included; (j) Liens arising by means of any judgment, decree or order of any court so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order have not been fully terminated or the period within which such proceedings may be initiated has not expired and any

33 Liens that are required to protect or enforce rights in any administrative, arbitration or other court proceeding in the ordinary course of business; (k) Liens securing Debt of any member of the Restricted Group under any Credit Facility; (l) Liens securing any Permitted Interest Rate, Currency or Commodity Price Agreement; (m) Liens securing Acquired Debt described in clause (a) of the definition thereof (provided that any Liens securing Permitted Refinancing Debt with respect thereto shall not be a Permitted Lien pursuant to this clause (m)); (n) Liens on the Capital Stock or other securities or assets of any Unrestricted Subsidiary to secure Debt of that Unrestricted Subsidiary; (o) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which any member of the Restricted Group has easement rights or on any real property leased by any member of the Restricted Group or similar agreements relating thereto and any condemnation or eminent domain proceedings or compulsory purchase order affecting real property; (p) Liens existing on the date of execution of this Agreement; (q) Liens in favor of any member of the Restricted Group; (r) Liens securing customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any member of the Restricted Group, and earn-out provisions or contingent payments in respect of purchase price or adjustment of purchase price or similar obligations in acquisition agreements other than guarantees of Debt incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition; (s) Liens securing Debt of any member of the Restricted Group arising from the honoring by a bank or other financial institution of a check, draft or similar instrument including, but not limited to, electronic transfers, wire transfers, netting services and commercial card payments, drawn against insufficient funds; (t) Liens on insurance policies and the proceeds thereof, or other deposits, to secure insurance premium financings in respect of any member of the Restricted Group; (u) Liens arising from financing statement filings (or other similar filings in any applicable jurisdiction) regarding operating leases entered into by any member of the Restricted Group in the ordinary course of business;

34 (v) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit issued to facilitate the purchase, shipment or storage of such inventory or other goods; (w) Liens for the purpose of securing the payment of all or a part of the purchase price of Capital Lease Obligations, Purchase Money Obligations or other payments incurred by any member of the Restricted Group to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that such Liens do not encumber any other assets or property of any member of the Restricted Group other than such assets or property and assets affixed or appurtenant thereto; (x) Liens on property of any member of the Restricted Group to secure Debt incurred in pro forma compliance with (i) in the case of the Guarantor, the Debt Incurrence Test or (ii) in the case of any member of the El Salvador Group and the Nicaragua Group (as applicable), the Financial Covenant (tested at such time), as applicable, or of the type described in clauses (h), (i), (j), (k) and (o) of the definition of “Permitted Debt”; (y) Liens on any escrow account used in connection with an acquisition of property or Capital Stock of any Person or pre-funding a refinancing of Debt otherwise permitted by this Agreement; (z) Liens on the deposits of any member of the Restricted Group in favor of financial institutions arising from any netting or set-off arrangement substantially consistent with its current practice for the purpose of netting debt and credit balances substantially consistent with such member of the Restricted Group’s existing cash pooling arrangements; (aa) Liens incurred in the ordinary course of business of any member of the Restricted Group with respect to obligations that do not exceed (x) in the case of the Guarantor, the greater of $500,000,000 (or the equivalent in other currencies) and four percent (4%) of Total Assets of the Guarantor at any one time outstanding and that do not in the aggregate materially detract from the value of the property of the Guarantor, or materially impair the use thereof in the operation of business by the Restricted Group, (y) in the case of any member of the El Salvador Group, the greater of $25,000,000 (or the equivalent in other currencies) and four percent (4%) of Total Assets of the El Salvador Borrower at any one time outstanding and that do not in the aggregate materially detract from the value of the property of such Borrower, or materially impair the use thereof in the operation of business by the El Salvador Group, and (z) in the case of any member the Nicaragua Group, the greater of $8,000,000 (or the equivalent in other currencies) and four percent (4%) of Total Assets of the Nicaragua Borrower at any one time outstanding and that do not in the aggregate materially detract from the value of the property of such Borrower, or materially impair the use thereof in the operation of business by the Nicaragua Group;

35 (bb) Liens over cash or other assets that secure collateralized obligations incurred as Permitted Debt; provided that the amount of cash collateral does not exceed the principal amount of the Permitted Debt; (cc) Liens on Restricted MFS Cash of any member of the Restricted Group in favor of the customers or dealers of, or third parties in relation to the provision of mobile financial services, in each case who provided such Restricted MFS Cash to such Person; (dd) Liens over rights under loan agreements relating to, or over notes or similar instruments evidencing, the on-loan of proceeds received by any member of the Restricted Group from the issuance of Debt, which Liens are created to secure payment of such Debt; (ee) Liens on Receivables and related assets of the type described in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction, and Liens on Investments in Receivables Entities; (ff) Liens consisting of any right of set-off granted to any financial institution acting as a lockbox bank in connection with a Qualified Receivables Transaction; (gg) Liens for the purpose of perfecting the ownership interests of a purchaser of Receivables and related assets pursuant to any Qualified Receivables Transaction; (hh) Liens arising in connection with other sales of Receivables permitted hereunder without recourse to any member of the Restricted Group; (ii) Liens in respect of the ownership interests in, or assets owned by, any Joint Ventures or similar arrangements, other than Joint Ventures or similar arrangements that are Restricted Subsidiaries, securing obligations of such Joint Ventures or similar agreements; (jj) any encumbrance or restriction (including, but not limited to, put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement; and (kk) Liens on the property of any member of the Restricted Group to replace in whole or in part, any Lien described in the foregoing clauses (a) through (jj); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or in respect of property that is the security for a Permitted Lien hereunder. “Permitted Refinancing Debt” means any renewals, extensions, substitutions, defeasances, discharges, refinancings or replacements (each, a “refinancing”) of any Debt of any member of the Restricted Group, including any successive refinancings, as long as: (a) such Permitted Refinancing Debt is in an aggregate principal amount (or if incurred with original issue

36 discount, an aggregate issue price) not in excess of the sum of: (i) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value plus all accrued interest) then outstanding of the Debt being refinanced; and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing; (b) such Permitted Refinancing Debt has (i) a stated maturity that is either (X) no earlier than the stated maturity of the Debt being refinanced or (Y) after the stated maturity of the Loans and (ii) a Weighted Average Life-to-Maturity that is equal to or greater than the Weighted Average Life- to- Maturity of the Debt being refinanced; (c) if the Debt being refinanced is subordinated in right of payment to the Loans, such Permitted Refinancing Debt is subordinated in right of payment to, the Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Debt being refinanced; and (d) if any Obligor was the obligor on the Debt being refinanced, such Permitted Refinancing Debt is incurred by such Obligor. Permitted Refinancing Debt in respect of any Credit Facility or any other Debt may be incurred from time to time after the termination, discharge or repayment of all or any part of such Credit Facility or other Debt. Permitted Refinancing Debt shall not include any Debt of any Person that refinances Debt of an Unrestricted Subsidiary. “Permitted Reorganization” means (a) an amalgamation, merger, consolidation, corporate reconstruction, or reorganization involving (i) any Obligor where the entity formed by or surviving such amalgamation, merger, consolidation, corporate reconstruction, or reorganization is such Obligor or (ii) a Restricted Subsidiary where the entity formed by or surviving such amalgamation, merger, consolidation, corporate reconstruction, or reorganization is a Restricted Subsidiary, (b) any liquidation, winding up, or dissolution of any Restricted Subsidiary that is not a Significant Subsidiary undertaken in connection with a corporate reorganization, provided that such liquidation, winding up, or dissolution is not materially adverse to the interests of the Lenders. “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity. “Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Platform” has the meaning assigned in Section 11.01(d)(i). “Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person. “Prime Rate” means the rate of interest per annum publicly announced from time to time by The Bank of Nova Scotia (or any replacement Administrative Agent) as its prime rate in effect at its office located in New York City (or the principal office of any such replacement

37 Administrative Agent) (which is not necessarily the lowest rate charged to any customer). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. “Principal Repayment Date” means, with respect to the Loans, the Interest Payment Date occurring in the month set forth on Schedule III hereto; provided, however, that if as a consequence of an Interest Election Request there is no Interest Payment Date falling within such calendar month, the Principal Repayment Date shall be the date indicated in Schedule III. “Proceeding” means any claim, action, suit, inquiry, investigation, or other proceeding by or before any Governmental Authority. “Process Agent” has the meaning assigned to such term in Section 11.09. “Prohibited Payment” has the meaning assigned to such term in Section 3.13(e). “Purchase Money Obligations” means any Debt incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise. “Qualified Acquisition” means an acquisition by any member of the El Salvador Group or the Nicaragua Group (as applicable) of any Person or the assets of any Person with an aggregate cash purchase price of at least $25,000,000 (or the equivalent in other currencies) which has been designated to the Administrative Agent and the Lenders by an Authorized Officer of the relevant Borrower as a “Qualified Acquisition.” “Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by any member of the Restricted Group pursuant to which such Person or its Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Entity (in the case of a transfer by such Person or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Entity), or may grant a Lien in, any Receivables (whether now existing or arising in the future) of such Person or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which Liens are customarily granted, in connection with asset securitization involving Receivables and any Interest Rate, Currency or Commodity Price Agreement entered into by such Person or any such Subsidiary in connection with such Receivables. “Quarter Date” means each of March 31, June 30, September 30 and December 31. “Rating Agency” means each of (i) Fitch, Moody’s and S&P or (ii) if any of Fitch, Moody’s or S&P are not making ratings of the Debt publicly available, an internationally recognized rating agency or agencies, as the case may be, selected by the Obligors, which will be substituted for any of Fitch, Moody’s or S&P, as the case may be.

38 “Rating Category” means (i) with respect to Fitch, any of the following categories (any of which may include a “+” or “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C, R, SD and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories (any of which may include a “1,” “2” or “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, and C (or equivalent successor categories), and (iii) the equivalent of any such categories of Fitch or Moody’s used by another Rating Agency, if applicable. “Recast Regulation” has the meaning assigned to such term in Section 3.16. “Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined. “Receivables Entity” means a wholly-owned Subsidiary of a Person (or another Person in which such Person or any Subsidiary of such Person makes an Investment or to which such Person or any Subsidiary of such Person transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the board of directors or senior management of such Person as a Receivables Entity: (a) no portion of the Debt or any other obligations (contingent or otherwise) of which: (i) is guaranteed by such Person or any Subsidiary of such Person (excluding guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings); (ii) is recourse to or obligates such Person or any Subsidiary of such Person in any way other than pursuant to Standard Securitization Undertakings; or (iii) subjects any property or asset of such Person or any Subsidiary of such Person, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings except, in each such case, certain Permitted Liens; (b) with which neither such Person nor any Subsidiary of such Person has any material contract, agreement, arrangement or understanding (except in connection with a purchase money note or Qualified Receivables Transaction) other than on terms not materially less favorable to such Person or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of such Person, other than fees payable in the ordinary course of business in connection with servicing Receivables; and (c) to which neither such Person nor any Subsidiary of such Person has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than those related to or incidental to the relevant Qualified Receivables Transaction).

39 Any such designation by the board of directors or senior management of any Obligor shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a certified copy of the resolution of the board of directors or senior management of such Obligor giving effect to such designation or a certificate from an Authorized Officer of such Obligor, certifying that such designation complied with the foregoing conditions. “Receivables Repurchase Obligation” means any obligation of a seller of Receivables in a Qualified Receivables Transaction to repurchase Receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller. “Recipient” means (a) the Administrative Agent, and (b) any Lender, as applicable. “Redeemable Stock” of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the Maturity Date. “Register” has the meaning assigned to such term in Section 11.04(b)(iv). “Related Business” means (i) any business, services or activities engaged in by any member of the Group on the date of execution this Agreement and (ii) any business in which any member of the Group is engaged, directly or indirectly, that consists primarily of, or are related to, operating, acquiring, developing or constructing any telecommunications services (including, without limitation, fixed and mobile telephony, broadband internet, network-related services, cable television, broadcast content, network-neutral services, electronic, transactional, financial and commercial services related to the provision of telephony or internet services) and related businesses. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates. “Release” means any depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, seeping, dumping, placing, discarding, abandonment, or disposing into or through the environment (including abandonment or disposal of any barrel, container or other closed receptacle containing any Hazardous Materials). “Repeating Representations” means the representations and warranties set forth in Sections 3.01, 3.05(b) (provided that, the reference to the date set forth in Section 3.05(b) shall be deemed a reference to the date of the latest audited financial statements delivered hereunder as of the date in which such Repeating Representation is deemed repeated), 3.08(e), 3.13, 3.15 and 3.19. “Required Lenders” means, with respect to the Loans or the El Salvador Loans or the Nicaragua Loans, as the context may require, Lenders having Credit Exposures representing more

40 than 50% of the sum of the total Credit Exposures of the relevant Loans at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Lenders” means Lenders (excluding all Defaulting Lenders) having Credit Exposures representing more than 50% of the sum of the total Credit Exposures of such Lenders (excluding all Defaulting Lenders) of the relevant Loans at such time; provided, further that, prior to the making of the Loans, “Required Lenders” means Lenders having Commitments representing more than 50% of the sum of the total Commitments at such time. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restricted Cash” means the sum of (i) Restricted MFS Cash and, without duplication, (ii) amount of cash that would be stated as “restricted cash” on the consolidated (if applicable) statement of financial position of any Person, as of such date in accordance with IFRS. “Restricted Group” means the Guarantor and the Restricted Subsidiaries. “Restricted MFS Cash” means, as of any date of determination, an amount equal to any cash paid in or deposited by or held on behalf of any customer or dealer of, or any other third party in relation to, one or more members of the Restricted Group, if any, engaged in the provision of mobile financial services and designated as “restricted cash” on the consolidated (if applicable) statement of financial position of such Person, together with any interest thereon. “Restricted Subsidiary” means any Subsidiary of the Guarantor other than an Unrestricted Subsidiary. “S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business. “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby a Person or its Subsidiary transfers such property to another Person and such Person or such Subsidiary leases it from such other Person. “Sanctioned Country” means a country, region or territory which is itself the subject or target of comprehensive, country-, region-, or territory-wide Sanctions Laws, including as of the date hereof the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, Syria, North Korea, and the Crimea region of Ukraine. “Sanctions Laws” means any applicable economic or financial sanctions or trade embargoes, imposed, administered, promulgated, or enforced from time to time by the U.S. government (including without limitation those administered by OFAC), the European Union, Her Majesty’s Treasury, Canada (including without limitation those administered by Global Affairs Canada), the United Nations Security Council or other relevant sanctions authority. “Senior Secured Debt” means, as of any date of determination, any Debt of (a) an Obligor that is secured by a security interest in any assets of such Obligor or any of its Restricted Subsidiaries and/or (b) any Restricted Subsidiary of an Obligor, other than Debt incurred pursuant to clauses (h), (i), (j), (k), (l) and (o) of the definition of “Permitted Debt”.

41 “Significant Subsidiary” means, at the date of determination, any Restricted Subsidiary that (1) for the most recent Financial Year, accounted for more than ten percent (10%) of Consolidated EBITDA of the El Salvador Group or the Nicaragua Group (as applicable) (in the case of any of the Borrower Restricted Subsidiaries) or the Restricted Group (in the case of any other Restricted Subsidiary), as applicable, or (2) as of the end of the most recent Financial Year, was the owner of more than ten percent (10%) of Total Assets of the El Salvador Group or the Nicaragua Group (as applicable), in the case of any of the Borrower Restricted Subsidiaries) or the Restricted Group (in the case of any other Restricted Subsidiary. “SOFR” means, a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”. “Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is generally paying its debts as they become due (whether at maturity or otherwise) and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Specified Legal Expenses” means, to the extent not constituting an extraordinary, non- recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative). “Specified Subsidiary Sale” means the sale, transfer or other disposition of all of the Capital Stock, or all of the assets or properties of, (a) any Person, the primary purpose of which is to own Tower Equipment located in any market in which any member of the Restricted Group operates; (b) any Person which operates the mobile financial services business of the Restricted Group; (c) MKC Brilliant Services GmbH; or (d) Africa Internet Holding GmbH. “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by a Person or any Subsidiary of such Person which are reasonably customary in a securitization of Receivables transactions, including, without limitation, those

42 relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking. “Subsidiary” of any Person means (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof. “Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Tax Haven” means any jurisdiction in which an existing or prospective Lender or Participant in the Loans is organized that subjects or would subject (as applicable) the Loans to the highest applicable withholding or other tax rate in any relevant jurisdiction, as set forth, in the case of Nicaragua, on the official list of tax havens published by the Ministry of Finance of Nicaragua and, in the case of El Salvador, on the official list of tax havens published by the Ministry of Finance El Salvador, or as otherwise determined from time to time by the applicable Governmental Authority in the relevant jurisdiction. “Term SOFR” means, (a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period (such day, the “Periodic Term SOFR Determination Day”), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not

43 been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day. “Term SOFR Adjustment” means, for Interest Periods of one-month duration, 0.10%, for Interest Periods of three-month duration, 0.15%, and for Interest Periods of six-month duration, 0.25%. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Test Period” means, as of any date of determination, the most recent period of four consecutive Financial Quarters ended on or prior to such date (taken as one accounting period) in respect of which financial statements for each such Financial Quarter (or the Financial Year comprised by such Financial Quarters) have been delivered or are required to have been delivered pursuant to Section 5.01(a) or (b). A Test Period may be designated by reference to the last day thereof (i.e., the “December 31st Test Period” of a particular year refers to the period of four consecutive Financial Quarters of an Obligor ended on December 31st of such year), and a Test Period shall be deemed to end on the last day thereof. “Total Assets” means the consolidated total assets of (x) in the case of each Borrower, the El Salvador Group or the Nicaragua Group (as applicable), and (y) in the case of the Guarantor, the Restricted Group, in each case as shown on the most recent consolidated (if applicable) statement of financial position of such Person prepared on the basis of IFRS prior to the relevant date of determination calculated to give pro forma effect to any acquisitions (including through mergers or consolidations) and dispositions that have occurred subsequent to such period, including any such acquisitions to be made with the proceeds of Debt giving rise to the need to calculate Total Assets. “Total Net Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Net Debt outstanding as of such date to (ii) Consolidated EBITDA as of the last day of the most recently ended Test Period, in each case determined on a pro forma basis as if any Debt incurred on such date of determination had been incurred, or any Debt repaid, redeemed or repurchased on such date of determination had been repaid, redeemed or repurchased (as applicable), at the beginning of such Test Period; provided, however, that for purposes of the Debt Incurrence Test, the pro forma calculation of the Total Net Leverage Ratio shall not give effect to (x) any Permitted Debt incurred on such determination date (other than Acquired Debt), or (y) the discharge on such determination date of any Permitted Debt to the extent that such discharge results from the proceeds incurred pursuant to any Permitted Debt (other than the discharge of

44 Debt using proceeds of Acquired Debt). For the avoidance of doubt, in determining the Total Net Leverage Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Debt in respect of which the pro forma calculation is to be made, unless such proceeds are committed to be used for debt repayment or refinancing. “Tower Equipment” means passive infrastructure related to telecommunications services, excluding telecommunications equipment, but including, without limitation, towers (including tower lights and lightning rods), power breakers, deep cycle batteries, generators, voltage regulators, main AC power, rooftop masts, cable ladders, grounding, walls and fences, access roads, shelters, air conditioners and BTS batteries owned by any member of the Restricted Group. “Transactions” means the execution, delivery and performance by the Obligors of this Agreement and the other Loan Documents, the Borrowing of Loans and the use of the proceeds thereof. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “United States” and “U.S.” means the United States of America. “Unrestricted Subsidiary” means any Subsidiary of the Guarantor designated as such in accordance with the terms of Section 6.09 of this Agreement. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “Value Creation Fees” means any fees, royalties, management, consultancy or stewardship fees, services and any other fees paid by any member of the Group to any other member of the Group. “VAT” means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), as amended; (b) any El Salvador value added tax (Impuesto a la Transferencia de Bienes Muebles y la Prestación de Servicios) pursuant to the Ley de Impuesto a la Transferencia de Bienes Muebles y a la Prestación de Servicios (as such Law may be amended, supplemented or substituted by another Law from time to time); and

45 (c) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere. “Voting Stock” of any person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency. “Weighted Average Life-to-Maturity” means, when applied to any Debt or Preferred Stock at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Debt or liquidation preference of such Preferred Stock, as the case may be, into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or upon mandatory redemption, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Withholding Agent” means any Obligor and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein

46 to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) the word “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization and (g) any reference to any law or regulation herein shall, unless specified, refer to such law or regulation as amended, modified or supplemented from time to time. Section 1.03 Accounting Terms; IFRS. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, IFRS as in effect from time to time, to the extent applicable to the relevant terms, data, ratios and calculations. If there is a change to IFRS that might result in any material alteration in the commercial effect of any of the terms of this Agreement (a “Material IFRS Change”), the Obligors shall notify the Administrative Agent and, if the Administrative Agent so requests, deliver to the Administrative Agent sufficient information, in form and substance as may be reasonably required by the Administrative Agent, to enable the Lenders to determine whether the Financial Covenant (if applicable) has been complied with notwithstanding such Material IFRS Change. If the Obligors notify the Administrative Agent of a Material IFRS Change in accordance with this paragraph, then the Obligors and the Administrative Agent shall enter into negotiations in good faith with a view to agreeing any amendments to this Agreement which may be necessary to ensure that the Material IFRS Change does not result in any material alteration in the commercial effect of the terms of this Agreement, and if any amendments are agreed they shall take effect and be binding on the Obligors and the Credit Parties in accordance with their terms. Section 1.04 Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to the same number of decimal places by which such ratio is expressed herein (the “applicable decimal place”) and rounding the result up or down to the applicable decimal place. Section 1.05 Time of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable). Section 1.06 Currency Equivalents. Except as otherwise specified herein, all references herein or in any other Loan Document to a Dollar amount shall mean such amount in Dollars or, if the context so requires, any monetary amount in a currency other than Dollars, at any time of determination thereof, the amount of Dollars obtained by converting such other currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable other currency as published in the Financial Times on the date that is two (2) Business Days prior to such determination. Section 1.07 [Reserved].

47 Section 1.08 Cashless Roll. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the relevant Borrower and the Guarantor, the Administrative Agent and such Lender, and any such exchange, continuation or rollover shall be deemed to comply with any requirement hereunder or under any other Loan Document that any payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirements. Section 1.09 Luxembourg Terms. In the Loan Documents, a reference to (a) a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes (i) any juge-commissaire or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code, (ii) any liquidateur appointed under Articles 1100-1 to 1100-15 (inclusive) of the Luxembourg Companies Act, (iii) any juge-commissaire or liquidateur appointed under Article 1200-1 of the Luxembourg Companies Act (iv) any commissaire appointed under the Grand-Ducal decree of 24 May 1935 on the controlled management regime or under Articles 593 to 614 (inclusive) of the Luxembourg Commercial Code and (v) any juge délégué appointed under the Luxembourg act of 14 April 1886 on the composition to avoid bankruptcy, as amended; (b) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement) and controlled management (gestion contrôlée); and (c) a Person being unable to pay its debts includes that Person being in a state of cessation of payments (cessation de paiements). Section 1.10 Agent Disclaimer. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

48 ARTICLE II THE LOANS Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make SOFR Loans from its applicable Lending Office during the Availability Period in USD to each Borrower, to the account of each Borrower as each such Borrower shall direct, in an aggregate principal amount not to exceed such Lender’s Commitments in respect of each Borrower. Each Borrower shall be severally liable for its obligations due to the Administrative Agent and the Lenders under the terms of their applicable Loans. Amounts borrowed under this Section 2.01 that are repaid or prepaid may not be re-borrowed. Section 2.02 Loans and Borrowings. Each Loan to each of the Borrowers shall be made as part of a respective single Borrowing consisting of Loans made by the applicable Lenders ratably in accordance with their Applicable Percentage. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Section 2.03 Requests for Borrowing. To request the Borrowing, the Borrowers shall deliver a single written Borrowing Request in substantially the form of Exhibit C (the “Borrowing Request”) not later than 1:00 p.m two (2) Business Days before the date of the proposed Borrowing (or such later time as the Administrative Agent may agree), which Borrowing Request shall specify the following information in compliance with Section 2.02: (i) the aggregate amount of the requested Loans for each Borrower; (ii) the requested duration of the first Interest Period for each Loan; (iii) the date of the Borrowing, which shall be a Business Day; and (iv) the location and number of each Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04. Promptly following receipt of the Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Section 2.04 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder from its applicable Lending Office on the proposed date thereof by wire transfer of immediately available funds, in Dollars, by 11:00 a.m. to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to each Borrower by crediting the amounts so received, in like funds, by wire transfer by 2:00 p.m. to the account of each Borrower designated in the Borrowing Request.

49 (b) Each Lender may make its Loans through any Lending Office; provided that (i) the making of such Loans through such Lending Office shall not increase the amounts payable by the Borrowers under Section 2.11 or 2.13 (unless approved by the Obligors) and (ii) the exercise of this option shall not affect the obligations of the Borrowers to repay the Loans in accordance with the terms of this Agreement. (c) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed Borrowing Date that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding principal amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent within five (5) Business Days from the date on which the Administrative Agent made available to the Borrowers the corresponding principal amount, then the applicable Lender and each Borrower severally agrees to pay to the Administrative Agent forthwith on demand such corresponding principal amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by either Borrower, Adjusted Term SOFR applicable to the Borrowing; provided, that the obligations of the Borrowers to pay interest on the corresponding principal amount shall only apply to the extent that the Administrative Agent has not received the payment of interest thereon from the relevant Lender following demand. If the Borrowers and such Lender shall pay interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of interest paid by each Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower hereunder shall be without prejudice to any claim such Borrower may have against a Lender hereunder for failure to fund or thereafter make such payment to the Administrative Agent. Section 2.05 Termination of Commitments. The Lenders’ remaining undrawn Commitments (if any) shall automatically terminate on the earlier of (a) the Borrowing Date, immediately after giving effect to the funding of the Loans to be made on such date and (b) the expiration of the Availability Period. Section 2.06 Interest Elections. (a) The Loans comprising the Borrowing shall initially have the Interest Period specified by the relevant Borrower in the Borrowing Request. Thereafter, the Borrowers may jointly elect to change the duration of subsequent Interest Periods in accordance with this Section.

50 (b) Each election pursuant to this Section shall be made upon the relevant Borrower’s irrevocable notice to the Administrative Agent in the form of a written Interest Election Request, appropriately completed and signed by an Authorized Officer of such Borrower, or may be given by telephone to the Administrative Agent (if promptly confirmed in writing by delivery of such a written Interest Election Request consistent with such telephonic notice) and must be received by the Administrative Agent not later than 1:00 p.m. on the date that is five (5) U.S. Government Securities Business Days prior to the commencement of the relevant subsequent Interest Period. (c) Each Interest Election Request pursuant to this Section shall specify the following information: (i) the effective date of the election made pursuant to such Interest Election Request, which shall be the first day of the affected Interest Period; and (ii) the duration for the subsequent Interest Period selected. (d) The Administrative Agent shall advise each applicable Lender of the details of an Interest Election Request and such Lender’s portion of the Loans affected by such Interest Election Request before the first day of the affected Interest Period. (e) If any Borrower fails to deliver a timely and complete Interest Election Request with respect to a SOFR Loan prior to the end of any Interest Period therefor, then, such Borrower shall be deemed to have selected that such SOFR Loan be automatically continued with an Interest Period of the same duration as the prior Interest Period. Section 2.07 Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders the aggregate principal amount of all Loans outstanding on each Principal Repayment Date, in an amount equal to the lesser of (i) the percentage of the aggregate outstanding amount of the Loans set forth on Schedule III opposite such Principal Repayment Date, and (ii) the principal amount of the Loans outstanding on such Principal Repayment Date; provided that all unpaid principal of the Loans shall be repaid in full by the relevant Borrower on the Maturity Date. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made to each Borrower hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (c) The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence absent manifest error of the existence and

51 amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement. (d) Each Borrower shall execute and deliver to the Administrative Agent an Acknowledgment of Debt in the amount of the Loans allocated to such Borrower, payable to the Administrative Agent acting on behalf of each Lender ratably in accordance with the aggregate amount of principal of and accrued interest due to each Lender on its respective Loans in accordance with Section 4.02(f). Section 2.08 Prepayment of Loans. (a) Within five (5) Business Days of a Change of Control of any Borrower, the relevant Borrower shall prepay each Lender’s Loans funded to such Borrower in full, together with any accrued interest and any other amounts then due and payable, unless such prepayment is waived by such Lender. Within five (5) Business Days of a Change of Control of the Guarantor, each Borrower shall prepay all of its Loans in full, together with any accrued interest and any other amounts then due and payable, except to the extent of the Loans of any Lender that has waived such prepayment with respect to such Loans. For the avoidance of doubt, no consent of any other Lender, under Section 11.02(b) or otherwise, shall be required for any Lender to waive a prepayment with respect to its Loans under Section 2.08(a). (b) The Borrowers shall have the right at any time and from time to time to prepay the Loans in whole or in part, without premium or penalty (except as provided in Section 2.12), subject to prior notice in accordance with paragraph (c) of this Section. Each partial prepayment shall be in a minimum amount equivalent to US$10,000,000 or any whole multiple of an amount equivalent to US$5,000,000 in excess thereof. (c) An Authorized Officer of the relevant Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) or electronic mail of any prepayment hereunder not later than 1:00 p.m. three (3) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loans to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Any partial prepayment of the Loans shall be applied ratably to the outstanding Loans of such Borrower and, at such Borrower’s option as specified in the prepayment notice, to reduce (i) any of the remaining scheduled installments of principal, (ii) the final payment due on the Maturity Date, or (iii) any combination of the foregoing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.09. Section 2.09 Interest. (a) Each ABR Loan shall bear interest at the Alternate Base Rate plus the Applicable Margin.

52 (b) Each SOFR Loan shall bear interest at a rate per annum equal at all times during each Interest Period to the sum of Adjusted Term SOFR for such Interest Period plus the Applicable Margin. (c) Notwithstanding the foregoing, if an Event of Default under Section 7.01(a) or (b) has occurred and is continuing, all overdue Obligations (which shall include all affected Obligations following an acceleration of the Loans pursuant to Section 7.01, including an automatic acceleration) shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2.00%) plus the rate then-applicable to such Loans as provided in the preceding paragraphs of this Section; provided that no interest pursuant to this paragraph (c) shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Term SOFR and Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. (f) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (except for consultation with the Borrowers as provided in the definition of “Conforming Changes”). The Administrative Agent will promptly notify the Obligors and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR. Section 2.10 Alternate Rate of Interest; Inability to Determine Rates. (a) Subject to Section 2.19, if prior to the commencement of any Interest Period for a SOFR Loan: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or (ii) the Administrative Agent is advised by the Required Lenders that for any reason in connection with any request for a SOFR Loan or a continuation

53 thereof that Adjusted Term SOFR for any such Interest Period with respect to any existing or proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall give prompt notice thereof to the Obligors and each Lender. Upon notice thereof by the Administrative Agent to the Obligors, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) any Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.12. Subject to Section 2.19, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination. (b) In the event of (i) a conversion from SOFR Loans to ABR Loans or (ii) a Benchmark Replacement pursuant to Section 2.19, then promptly following the request of any applicable Lender, the Borrowers shall execute and deliver to the Administrative Agent a new Acknowledgment of Debt in the principal amount of the then outstanding applicable Loans evidencing any such change and, substantially concurrently, the Administrative Agent shall terminate (or make customary arrangements for the prompt termination of) the existing Acknowledgment of Debt that is being replaced with such new Acknowledgment of Debt. Section 2.11 Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any reserve requirement reflected in Adjusted Term SOFR);

54 (ii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any participation therein; or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of continuing or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then upon request of such Lender or other Recipient, the relevant Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided, that no Borrower shall be obligated to pay any such compensation unless the Lender or other Recipient requesting such compensation is also requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 2.11(a). (b) If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for any such reduction suffered; provided, that no Borrower shall be obligated to pay any such compensation unless the Lender or other Recipient requesting such compensation is also requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 2.11(b). (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the relevant Borrower (with a copy to the Guarantor) and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within sixty (60) days after receipt thereof. (d) Failure or delay on the part of any Lender to demand compensation pursuant to the provisions of Section 2.11 or 2.13 shall not constitute a waiver of such Lender’s right

55 to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to the provisions of Section 2.11 or 2.13 for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrowers of the event giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the event giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. Section 2.12 Break Funding Payments. In the event of (a) the prepayment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by any Borrower pursuant to Section 2.15, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of profits). In the case of a SOFR Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, by which (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at Adjusted Term SOFR, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, for the period that would have been the Interest Period for such Loan), exceeds (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the relevant market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within sixty (60) days after receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this Section for any amount incurred more than sixty (60) days prior to the date that such Lender notifies such Borrower of such Lender’s claim for compensation therefor. Section 2.13 Payments Free of Taxes. (a) Any and all payments made by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the relevant Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.13) the applicable Recipient

56 receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by the Borrowers. The relevant Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes. (c) Evidence of Payments. Within thirty (30) days after the date of any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.13 (or, if receipts or evidence are not available within 30 days, as soon as practicable thereafter), such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (d) Indemnification. Each Borrower shall severally indemnify each Recipient, within sixty (60) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) payable or paid by such Recipient and relating to any obligation of such Borrower under the Loan Documents, any documented and reasonable expenses arising therefrom or with respect thereto, or required to be withheld or deducted from a payment to such Recipient whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Any Recipient claiming indemnity pursuant to this Section 2.13(d) shall notify the relevant Borrower of the imposition of the relevant Indemnified Taxes as soon as reasonably practicable after the Recipient becomes aware of such imposition. No Borrower shall be required to compensate any Recipient pursuant to this Section 2.13(d) for any interest, additions to tax or penalties that accrue more than 270 days prior to the date that such Recipient notifies such Borrower of the imposition of the relevant Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to the relevant Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts, shall be conclusive absent manifest error. This Section shall not be construed to require Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to any Borrower or any other Person. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within sixty (60) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the relevant Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of such Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any documented and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or

57 asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) Status of Lenders. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the relevant Borrower and the Administrative Agent, at the time or times reasonably requested by such Borrower, the Guarantor or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower, the Guarantor or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by any Borrower or the Guarantor or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by such Borrower or the Guarantor or the Administrative Agent as will enable such Borrower or the Guarantor or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements or a reduced rate of withholding (including, in the case of Nicaragua, the evidence of the registration of the Recipient before the Superintendence of Banks and Other Financial Institutions of Nicaragua (Superintendencia de Bancos y Otras Instituciones Financieras de Nicaragua) as an investment grade financial institution (or equivalent), and in the case of El Salvador, to the extent applicable, evidence of the registration of such Recipient before the Central Bank of El Salvador (Banco Central de Reserva de El Salvador) and the qualification granted to such Recipient by the Central Bank of El Salvador (Banco Central de Reserva de El Salvador) indicating that such Recipient is a foreign qualified financial institution that is entitled to benefit from the withholding exemptions contemplated by El Salvador applicable Law); provided, however, no Lender shall have the obligation to register or maintain their registration with the Central Reserve Bank (Banco Central de Reserva) in El Salvador and/or the Superintendence of Banks and Other Financial Institutions (Superintendencia de Bancos y de Otras Instituciones Financieras) of Nicaragua, as applicable. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of documentation shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient. (g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (for this purpose, including any credit against, relief or remission for, or repayment of any Tax (a “Tax Credit”), in each case, in lieu of a refund) as to which it has been indemnified pursuant to

58 this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but (x) only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes giving rise to such refund or Tax Credit and (y), with respect to any Tax Credit, only to the extent such party has obtained, utilized and retained such Tax Credit), net of all out-of- pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g) in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (h) Survival. Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. (i) Defined Terms. For purposes of this Section 2.13, the term “applicable Law” includes FATCA. Section 2.14 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder prior to 1:00 p.m. (or such later time as the Administrative Agent may agree), on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the accounts of the Administrative Agent most recently designated by it for payments, except that payments pursuant to Sections 2.11, 2.12, 2.13 and 11.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in USD. Each payment (including each prepayment) by a Borrower on account of principal of, and interest on, its Loans shall be

59 applied pro rata according to the respective Applicable Percentages of the Lenders holding such Loans. (b) If at any time insufficient funds are received by and available to the Administrative Agent on account of any Borrower to pay fully all amounts of principal, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. To the extent any such amounts are received from the Guarantor on account of both the El Salvador Loans and the Nicaragua Loans, such amounts shall be applied on a pro-rata basis to the amounts due from the El Salvador Borrower and the Nicaragua Borrower based on the total amounts due in respect of such Loans hereunder. (c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (including any mandatory prepayment required to be made hereunder) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. (d) Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that the relevant Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if any Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the

60 date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), Section 2.13(d) or Section 11.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion. Section 2.15 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.11, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 (including any additional withholding tax or VAT payable by the Borrowers as a result of a change in any Lender’s qualified, registered and/or accredited status with the Central Bank of El Salvador (Banco Central de Reserva de El Salvador), the Superintendence of Banks and Other Financial Institutions (Superintendencia de Bancos y de Otras Instituciones Financieras) of Nicaragua or any other applicable Governmental Authority following the date such Lender became a party hereto), then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or Section 2.13, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If (i) any Lender requests compensation under Section 2.11, or (ii) if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 (including any additional withholding tax or VAT payable by the Borrowers as a result of a change in any Lender’s qualified, registered and/or accredited status with the Central Bank of El Salvador (Banco Central de Reserva de El Salvador), the Superintendence of Banks and Other Financial Institutions (Superintendencia de Bancos y de Otras Instituciones Financieras) of Nicaragua or any other applicable Governmental Authority following the date such Lender became a party hereto), or (iii) if any Lender becomes Defaulting Lender, or (iv) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 11.02, requires the

61 consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, or (v) any Lender delivers a notification pursuant to Section 2.20 regarding its ability to make or maintain Loans, or (vi) any other circumstance exists hereunder that gives any Obligor the right to replace a Lender as a party hereto, then such Obligor may (A) in the case of a Defaulting Lender or a Lender that is unable to make or maintain its Loans, terminate the relevant Lender’s Commitment and (B) in the case of any such Lender (including any Defaulting Lender or a Lender that is unable to make or maintain its Loans), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.11 or 2.13) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (1) such Obligor shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed (unless such assignment is to an existing Lender or an Affiliate of an existing Lender), (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts; provided, that, in the case of any Defaulting Lender, the Borrowers shall be entitled to offset any expenses resulting from such Lender having been a Defaulting Lender and such assignment from any amounts payable by the Borrowers to the Defaulting Lender hereunder), (3) in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments, and (4) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Obligors to require such assignment and delegation cease to apply. Notwithstanding anything in this Section to the contrary, the Lender that acts as the Administrative Agent may not be replaced in its capacity as Administrative Agent hereunder except in accordance with the terms of Article VIII. Section 2.16 Defaulting Lenders. (a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, for so long as such Lender is a Defaulting Lender, the Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.02). (b) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the

62 Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Obligors may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Obligors, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Obligors as a result of any judgment of a court of competent jurisdiction obtained by the Obligors against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments, as applicable, without giving effect to Section 2.16(a). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.16(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. Section 2.17 [Reserved]. Section 2.18 [Reserved]. Section 2.19 Benchmark Replacement Setting. (a) Defined Terms. As used in this Section 2.19, the following terms have the following meanings: “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.19(e).

63 "Benchmark" means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.19(b). "Benchmark Replacement" means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (a) the sum of (i) Daily Simple SOFR and (ii) for Interest Periods of one- month duration, 0.10%, for Interest Periods of three-month duration, 0.15%, and for Interest Periods of six-month duration, 0.25%; or (b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Obligors giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

64 (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement

65 has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.19 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.19. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. (b) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis. (c) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document

66 (except for consultation with the Borrowers as provided in the definition of “Conforming Changes”). (d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Obligors and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Obligors of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.19(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.19. (e) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) Benchmark Unavailability Period. Upon the Obligors’ receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the relevant Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the

67 Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Section 2.20 Illegality. (a) If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Obligors (through the Administrative Agent) (an (“Illegality Notice”), (i) any obligation of such Lender to make SOFR Loans, and any right of the Borrowers to continue such Lender’s SOFR Loans or to convert such Lender’s ABR Loans to SOFR Loans, shall be suspended, and (ii) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until such affected Lender notifies the Administrative Agent and the Obligors that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any affected Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all such Lender’s SOFR Loans to ABR Loans (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if such affected Lender may lawfully continue to maintain its SOFR Loans to such day, or immediately, if such affected Lender may not lawfully continue to maintain its SOFR Loans to such day. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.12. Section 2.21 Financial Calculations for Limited Condition Transactions. (a) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the relevant Borrower, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is executed. For the avoidance of doubt, if any Borrower has exercised its option under the first sentence of this paragraph (a), and any Default or Event of Default occurs following the date such definitive agreement for a Limited Condition Transaction is executed and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

68 (b) In connection with any action being taken in connection with a Limited Condition Transaction for purposes of: (1) determining compliance with any provision of this Agreement which requires the calculation of the Total Net Leverage Ratio; or (2) testing baskets set forth in this Agreement (including baskets measured as a percentage of Total Assets); in each case, at the option of the Obligors (the Obligors’ election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (the “LCT Test Date”); provided, however, that the Obligors shall be entitled to subsequently elect, in their sole discretion, the date of consummation of such Limited Condition Transaction instead of the LCT Test Date as the applicable date of determination, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Debt and the use of proceeds thereof), as are appropriate and consistent with the pro forma adjustment provisions set forth in the definitions of “Consolidated EBITDA” and “Total Net Leverage Ratio”, the Obligors, any Restricted Subsidiary or any Borrower Restricted Subsidiary, as applicable, could have taken such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. (c) If any Obligor has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If any Obligor has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, test or basket availability under this Agreement (including with respect to the incurrence of Debt or Liens, or the making of Permitted Disposals, acquisitions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Obligors, any Restricted Subsidiary or any Borrower Restricted Subsidiary, as applicable, or the designation of an Unrestricted Subsidiary) on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have been consummated. ARTICLE III REPRESENTATIONS AND WARRANTIES Each Borrower and the Guarantor (as applicable) represents and warrants to the Lenders that: Section 3.01 Organization; Powers. Each Obligor is duly organized and validly existing under the laws of the jurisdiction of its organization. Each Obligor, each El Salvador Significant

69 Subsidiary and each Nicaragua Significant Subsidiary has all requisite power to own its assets and carry on its business as it is now being conducted. Section 3.02 Power and Authority; Enforceability. Each Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, the Loan Documents to which it is a party and the Transactions. Each Loan Document to which each Obligor is a party to constitutes a legal, valid and binding obligation of each such Person, enforceable against each such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Section 3.03 Validity and Admissibility into Evidence. All consents, approvals, resolutions, licenses, exemptions, filings, notarizations or registrations required or desirable (including any notices, filings and registrations with any Governmental Authority pursuant to all applicable foreign exchange regulations) to (a) enable each Obligor to lawfully enter into, and perform its obligations under, the Loan Documents to which each such Person is a party and (b) to make the Loan Documents to which each such Person is a party admissible in evidence in its jurisdiction of organization, have been obtained or effected and are in full force and effect, other than, in the case of El Salvador, notarization and apostille of any Loan Document signed outside of El Salvador and translation into Spanish in accordance with the applicable Law of El Salvador of any Loan Document executed in English. Section 3.04 Non-Conflict with Other Obligations. The entry into and performance by each Obligor of the Loan Documents to which each such Person is a party, and the Transactions, do not and will not conflict with (a) any law or regulation applicable to it; or (b) its constitutional or organizational documents; or (c) any agreement or other instrument binding upon it or any of its assets, except where any violation of any such agreement or instrument, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Section 3.05 Financial Statements; No Material Adverse Change. (a) The audited consolidated and/or unconsolidated (as applicable) financial statements of each Obligor for the Financial Year ended December 31, 2021 and the unaudited consolidated and/or unconsolidated (as applicable) quarterly financial statements of each Obligor for the Financial Quarters ended March 31, 2022 and June 30, 2022 (a) were prepared in accordance with IFRS consistently applied and (b) fairly represent the financial condition and operations of each Obligor and its Subsidiaries on a consolidated or unconsolidated (as applicable) basis for the relevant periods covered thereby. (b) Since (i) December 31, 2021 in the case of the making of this representation on the Borrowing Date and (ii) the date of the most recent financial statements delivered pursuant to Section 5.01(a) in the case of making this representation following the Borrowing Date, no Material Adverse Effect has occurred. Section 3.06 Properties; Intellectual Property.

70 (a) Each Obligor has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for such defects in title that, either individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. (b) (i) Each Obligor, each El Salvador Significant Subsidiary and each Nicaragua Significant Subsidiary is the sole and beneficial owner of, or has licensed to it on standard commercial terms, all the trademarks, tradenames, domain names, copyrights, patents, trade secrets, proprietary know-how and other intellectual property (collectively, “Intellectual Property”) which is material in the context of its business or which is reasonably required by it in order to carry on its business as it is now being conducted or as it is currently proposed to be conducted; (ii) no Obligor nor any El Salvador Significant Subsidiary or Nicaragua Significant Subsidiary infringes or violates any Intellectual Property of any Person in carrying out their respective businesses, or in connection with offering or providing their respective products or services; (iii) to the best of each Obligor’s knowledge and belief, no Person is infringing or violating any owned Material Intellectual Property; and (iv) each Obligor, each El Salvador Significant Subsidiary, and each Nicaragua Significant Subsidiary have taken all actions (including payment of fees) reasonably required to obtain, preserve, renew and maintain all Material Intellectual Property owned by it, except, in the case of (i), (ii), (iii) and (iv), where any failure to be so, or do so, or to have done so has not resulted in, or would not reasonably be expected to result in, a Material Adverse Effect. Section 3.07 Litigation. Except as disclosed in the financial statements referred to in Section 3.05(a), no Proceeding which, if adversely determined, would reasonably be expected to result in a Material Adverse Effect, has been commenced or, to the best of each Obligor’s knowledge and belief are threatened against, any such Person, any El Salvador Significant Subsidiary or any Nicaragua Significant Subsidiary. Section 3.08 Compliance with Laws; Environmental Compliance; Labor Matters; No Default or Event of Default. (a) Each Obligor, each El Salvador Significant Subsidiary and each Nicaragua Significant Subsidiary is and has been in compliance with all Laws of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. (b) Each Obligor, each El Salvador Significant Subsidiary and each Nicaragua Significant Subsidiary is and has been in compliance with all Environmental Laws and all other permits, licenses, authorizations, covenants, conditions, restrictions or agreements directly or indirectly concerned with Environmental Laws or any Release (i) in connection with any real property which is or was at any time owned, leased or occupied by such Person or on which such Person has conducted any activity, or (ii) for which any Obligor

71 is or has been alleged to be responsible, except where failure to do so would not reasonably be expected to result in a Material Adverse Effect. (c) There are no pending or, to the knowledge of the Obligors, threatened Proceedings against or affecting any Obligor, any El Salvador Significant Subsidiary or any Nicaragua Significant Subsidiary concerning any actual or alleged Environmental Liabilities, including any Proceedings relating to any current or former businesses, operations, properties, or locations owned, leased, occupied, or used by the Obligors, the El Salvador Significant Subsidiaries or the Nicaragua Significant Subsidiaries and to the knowledge of the Obligors, there are no facts, circumstances, or conditions that could reasonably be expected to form the basis of any such Proceedings or any Environmental Liabilities, except in each case as would not reasonably be expected to result in a Material Adverse Effect. (d) (i) No labor dispute with the employees of the Obligors, each El Salvador Significant Subsidiary and each Nicaragua Significant Subsidiary exists or, to the knowledge of the Obligors, is imminent, and (ii) none of the Obligors is aware of any existing labor dispute with the employees of any of the principal suppliers, contractors or customers of each Obligor, each El Salvador Significant Subsidiary and each Significant Nicaragua Subsidiary which, in the case of (i) or (ii), has resulted in, or would reasonably be expected to result in, a Material Adverse Effect. (e) No Default or Event of Default has occurred and is continuing. (f) No other event or circumstance is outstanding which constitutes a default under any material agreement or instrument which is binding on any Obligor, any El Salvador Significant Subsidiary or any Nicaragua Significant Subsidiary, or to which any such Person’s assets are subject which has resulted in, or would reasonably be expected to result in, a Material Adverse Effect. Section 3.09 Investment Company Status. No Obligor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. Section 3.10 Taxes. Each Obligor has duly and punctually paid or caused to be paid and discharged all Taxes imposed upon it or its assets within the time period allowed, except for Taxes that are being contested in good faith by appropriate proceedings and for which such Person, as applicable, has set aside on its books adequate reserves in accordance with IFRS. No Obligor is materially overdue in the filing of any Tax returns. No claims are being asserted or are reasonably likely to be asserted against any Obligor with respect to Taxes that would reasonably be expected to result in a Material Adverse Effect. Under the laws of the jurisdiction of organization of any Obligor, it is not necessary that the Loan Documents be filed, recorded or enrolled with any Governmental Authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Loan Documents or the Transactions. Section 3.11 ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with all applicable provisions and requirements of ERISA and the Code and all other applicable Laws and regulations. No ERISA Event has occurred

72 or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect. The excess of the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of such Plan would not reasonably be expected to result in a Material Adverse Effect, and the excess of the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of all such underfunded Plans would not reasonably be expected to result in a Material Adverse Effect. Section 3.12 No Misleading Information. Any factual information contained in the Annual Report was true and accurate in all material respects as of the date it was provided or as of the date (if any) at which it is stated. Nothing has occurred or been omitted from the Annual Report and no information has been given or withheld that results in the information contained in the Annual Report being untrue or misleading in any material respect, in each case, as of the date it was provided or as of the date (if any) at which it is stated. Section 3.13 Sanctions Laws; Anti-Corruption, Anti-Bribery, Anti-Money Laundering Laws and Regulations. (a) No Obligor, nor any of their respective Subsidiaries, nor any of their directors, officers and employees, or, to the best of the knowledge and belief of the Obligors, agents or representatives: (i) is a Designated Person; (ii) is, or for the last five (5) years has been, in violation of any Sanctions Laws; or (iii) is, or for the last five (5) years has been, engaged in any dealings or activities with or for the benefit of any Designated Person. (b) There are no pending or, to the best of the knowledge and belief of the Obligors, threatened Proceedings involving the Obligors or their Subsidiaries with respect to any Sanctions Laws. (c) Each Obligor and its respective Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve compliance with Sanctions Laws. (d) (i) No Obligor, nor any of their Subsidiaries, nor any of their directors, officers, employees and, to the best of the knowledge and belief of each Obligor, their respective agents, representatives, and Affiliates, has engaged in any activity or conducted its businesses in any way which would violate any Anti-Money Laundering Laws, (ii) there are no pending, or to the best of the knowledge and belief of the Obligors, threatened Proceedings involving the Obligors or their Subsidiaries with respect to any Anti-Money Laundering Laws, and (iii) each Obligor and its respective Subsidiaries have instituted and

73 maintain policies and procedures designed to promote and achieve compliance with Anti- Money Laundering Laws. (e) The Obligors and their Subsidiaries and their respective directors, officers, employees, and to the best of the knowledge and belief of the Obligors, agents and representatives, have not corruptly paid, offered or promised to pay, or authorized payment of any monies or things of value, directly or indirectly, to any person, including without limitation any government official or any political party or party official or candidate for political office, for the purpose of obtaining or retaining business, or directing business to any person, or obtaining any other improper advantage, in each case in violation of Anti- Corruption Laws (collectively, “Prohibited Payments”), and there are no pending or, to the best of the knowledge and belief of the Obligors, threatened Proceedings involving the Obligors or their Subsidiaries with respect to Anti-Corruption Laws. Each Obligor and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws. Section 3.14 Federal Reserve Board Regulations. None of the Obligors is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purposes of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such terms under Regulations U, T and X of the Board. No part of the proceeds of the Loans will be used for “purchasing” or “carrying” “Margin Stock” as so defined for any purpose which violates, or which would be inconsistent with, the provisions of, any applicable Laws or regulations of any Governmental Authority (including, without limitation, the Regulations of the Board). Section 3.15 Solvency. Each Obligor is Solvent. Section 3.16 Centre of Main Interest and Establishment. For the purposes of Regulation (EU) 2015/848 of the European Parliament and the Council of 20 May 2015 on insolvency proceedings (recast) (the “Recast Regulation”), the Guarantor ’s centre of main interest (as that terms is used in Article 3(1) of the Recast Regulation) is situated in either Luxembourg, Sweden or England and Wales, or for purposes of the Cross Border Insolvency Regulations 2006 (the “CBIR”), the Guarantor ’s centre of main interest (as that term is used in Article 2 (Definitions) of the CBIR) is situated in the United States of America, and the Guarantor has no “establishment” (as that term is defined in Article 2(10) of the Recast Regulation or Article 2 of the CBIR) in any other jurisdiction. Section 3.17 Governing Law and Enforcement. Subject to the qualifications contained in any legal opinion delivered pursuant to Section 4.01, (a) the choice of New York law as the governing law of the Loan Documents (in each case, except as expressly set forth in any Loan Document) will be recognized and enforced in the jurisdiction of organization of each Obligor and (b) any judgment obtained in New York in relation to a Loan Document will be recognized and enforced in the jurisdiction of organization of each Obligor. Section 3.18 Pari Passu Ranking. The obligations of each Obligor under the Loan Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies in each relevant jurisdiction generally.

74 Section 3.19 Civil and Commercial Law. Each Obligor is subject to civil and commercial law with respect to its obligations under the Loan Documents, and the execution, delivery and performance by each such Obligor of the Loan Documents to which it is party constitute private and commercial acts (jure gestionis acts) rather than public or governmental acts (jure imperii acts). No Obligor nor any of its properties have any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the United States, El Salvador, Nicaragua, Luxembourg or any other relevant jurisdiction in respect of their obligations under the Loan Documents. ARTICLE IV CONDITIONS PRECEDENT Section 4.01 Conditions Precedent to the Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.02) (the “Effective Date”): (a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of each Loan Document (other than the Acknowledgments of Debt), or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic mail transmission of signed signature pages of the Loan Documents) that such party has signed a counterpart of each Loan Document (other than the Acknowledgments of Debt). (b) The Administrative Agent shall have received an opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) King & Spalding, special New York counsel to the Obligors, in form and substance satisfactory to the Administrative Agent; (ii) Hogan Lovells (Luxembourg), LLP, special Luxembourg counsel to the Guarantor, in form and substance satisfactory to the Administrative Agent; (iii) BLP Legal, special Salvadoran and Nicaraguan counsel to the Obligors, in form and substance satisfactory to the Administrative Agent. (c) Since December 31, 2021, there shall not have occurred any Material Adverse Effect. (d) The Administrative Agent shall have received a customary officer’s certificate from each Obligor, in form and substance satisfactory to the Administrative Agent, including as exhibits thereto copies of: (i) the organizational documents of each Obligor, including (a) the current articles of incorporation (or equivalent); and (b) the current bylaws (or equivalent), if applicable; (ii) in the case of the Guarantor only, (a) a copy of an electronic excerpt from the Luxembourg Register of Commerce and Companies dated no earlier than two (2) Business Days before the Effective Date and (b) a copy of an electronic certificate of non-inscription of judicial decisions (certificat de non-inscription

75 d’une décision judiciaire) from the Luxembourg Trade and Companies Register dated no earlier than three (3) Business Days before the Effective Date; (iii) the resolutions of the board of directors (and/or shareholders, if required) approving the Facility and the related transactions and the execution and delivery of the Loan Documents, and authorizing specified persons to execute the Loan Documents; (iv) powers of attorney (if any) and (a) a certificate of incumbency and (b) specimen of the signature with respect to each Authorized Officer of each Obligor authorized by the resolutions referred to above; and (v) such other documents and certificates (including organizational documents and good standing certificates (if applicable)) as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Obligors and any other legal matters relating to the Obligors, this Agreement or the transactions contemplated hereby. (e) Each of (i) the audited annual unconsolidated financial statements of the Borrowers for the Financial Year ended on December 31, 2021 and (ii) the unaudited unconsolidated quarterly financial statements of the Borrowers for the Financial Quarters ended on March 31, 2022 and June 30, 2022 shall have been delivered to the Administrative Agent. (f) The Administrative Agent shall have received a process agent appointment letter duly signed by the Process Agent indicating its acceptance of the appointment by each Obligor pursuant to this Agreement. (g) Upon the reasonable request of any Lender or the Administrative Agent made at least three (3) days prior to the Effective Date, each Obligor shall have provided to such Lender or the Administrative Agent (as applicable) the documentation and other information (including, if any Obligor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a customary Beneficial Ownership Certification in respect of such Obligor) so requested in connection with applicable “know your customer” and anti-money- laundering rules and regulations, including the USA PATRIOT Act and Beneficial Ownership Regulations (collectively, the “KYC Requirements”), in each case at least five (5) days prior to the Effective Date. Section 4.02 Conditions Precedent to the Borrowing. The obligation of each Lender to make a Loan on the occasion of the Borrowing is subject to the satisfaction of the following conditions: (a) The Effective Date shall have occurred. (b) The Administrative Agent shall have received a timely borrowing request substantially in the form of Exhibit C, which shall include instructions on where to deposit the proceeds of the Loans.

76 (c) The Repeating Representations remain accurate in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on the Borrowing Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date). (d) Payment of all fees, costs and expenses to be paid (or reimbursed) by the Borrowers to the Joint Lead Arrangers, the Administrative Agent or the Lenders in connection with the Facility (including pursuant to the Administrative Agent Fee Letter, the Engagement and Commitment Letter or other fee letters, but excluding legal fees and expenses which will be paid after the Borrowing Date according to arrangements agreed between the Obligors and the relevant counsel or arrangements to net such fees from the proceeds of the Borrowing); provided that, in the case of reimbursement of expenses, statements of such expenses shall have been delivered to the Obligors at least five (5) Business Days prior to the Borrowing Date. (e) No Default or Event of Default exists at the time of, or after giving effect to, the making of the Loans. (f) The Administrative Agent acting on behalf of the Lenders shall have received an Acknowledgment of Debt executed by each of the Borrowers, or each Borrower shall provide evidence of an Acknowledgment of Debt (such evidence to be satisfactory to the Administrative Agent) executed by such Borrower to be delivered to the Administrative Agent acting on behalf of the Lenders on the Borrowing Date. ARTICLE V AFFIRMATIVE COVENANTS Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder shall have been paid in full, each Obligor (as applicable) covenants and agrees with the Lenders as follows: Section 5.01 Financial Statements. The Obligors will furnish to the Administrative Agent and each Lender: (a) within 120 days after the end of each Financial Year of the Guarantor, its audited consolidated and audited unconsolidated financial statements for that Financial Year; (b) within 180 days after the end of each Financial Year of each Borrower, its audited unconsolidated financial statements for that Financial Year; (c) within 90 days after the end of each of the first three Financial Quarters of each Financial Year of each Obligor, (i) in the case of the Guarantor, its unaudited consolidated financial statements as of the end of and for such Financial Quarter and (ii) in the case of each of the Borrowers, its unaudited unconsolidated financial statements as of the end of and for such Financial Quarter;

77 (d) in each case under clause (a) and (b), such financial statements shall be accompanied by an audit opinion from internationally recognized auditors that is not subject to any qualification as to going concern (other than solely with respect to, or resulting solely from, an upcoming maturity date under this Agreement occurring within one year from the time such opinion is delivered) or scope of such audit; (e) concurrently with the delivery of financial statements under clause (b) or (c) above with respect to each Borrower, a certificate of a Financial Officer of each Borrower (each, a “Compliance Certificate”), in the form of Exhibit B setting forth the Total Net Leverage Ratio, certifying that (a) the financial statements delivered fairly represent the financial condition of the relevant Borrower as of the relevant period and (b) no Default or Event of Default is continuing as of the date of delivery of the Compliance Certificate (or, if any Default or Event of Default is continuing, any steps being taken to remedy such Default or Event of Default); (f) promptly after the same become publicly available, copies of all periodic and other reports distributed by any Obligor to its shareholders generally, as the case may be; and (g) promptly following any request therefor, such other information (which is not of a confidential nature or publicly available), as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request as necessary to (i) determine compliance with the terms of this Agreement or to respond or comply with a regulatory request or submission or for audit purposes, or such documentation and other information needed to comply with applicable KYC Requirements; provided that, the Obligors shall not be required to deliver confidential information consisting of trade secrets or other proprietary or competitively sensitive information relating to the Obligors or their Subsidiaries and their respective businesses, and provided, further, that no Lender shall request any further information regarding the financial statements of any Obligor unless (A) such Obligor has not delivered its financial statements as required hereunder as of such date or (B) such request relates to a material variance from the financial statements delivered in the previous quarterly or annual period. (h) Any financial statements required to be delivered pursuant to Sections 5.01(a) or 5.01(c) above and any information required to be delivered pursuant to Section 5.01(f) above shall be deemed to have been furnished to the Administrative Agent on the date that such financial statement or other information is posted on the website of the Group. Section 5.02 Notices of Material Events. The Obligors will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice, after an Authorized Officer of any Obligor becomes aware of such event, of the following events: (a) the occurrence of any Default or Event of Default (and any steps being taken to remedy such Default or Event of Default);

78 (b) the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting any Obligor, any El Salvador Significant Subsidiary or any Nicaragua Significant Subsidiary (or any adverse change or development in any such action, suit, investigation or proceeding) thereof that, in the good faith judgment of the Obligors, if adversely determined, would reasonably be expected to result in a Material Adverse Effect; or (c) any other development (including the incurrence or imposition of Environmental Liability) that, in the good faith judgment of the Obligors, results in, or would reasonably be expected to result in, a Material Adverse Effect. Section 5.03 Existence; Conduct of Business; Authorizations. (a) Each Obligor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence. (b) Each Obligor shall ensure that no substantial change is made to the general nature of its business or the business of the El Salvador Significant Subsidiaries or the Nicaragua Significant Subsidiaries from that carried out as of the date of this Agreement, provided that, the foregoing shall not prevent any such Person from engaging in any Related Business. (c) Each Obligor shall promptly (x) obtain, comply with and do all that is necessary to maintain in full force and effect any authorization, approval, consent, license, resolution, exemption, filing, notarization or registration required under any law or regulation of its jurisdiction of organization (1) to maintain the existence and operation of its business (as currently conducted), (2) to enable it to perform its obligations under the Loan Documents to which it is a party and (3) to ensure, subject to the reservations specifically referred to in any legal opinion delivered pursuant to Section 4.01, the legality, validity, enforceability or admissibility in evidence in its jurisdiction of organization of each Loan Document to which it is a party and (y) upon the reasonable request of the Administrative Agent or any Lender, supply copies certified by an Authorized Officer of the relevant Obligor of any documents in such Obligor’s possession evidencing (2) and (3). Section 5.04 Payment of Material Obligations. Each Obligor shall duly and punctually pay and discharge all material payment obligations and Taxes imposed upon it or its assets within the time period allowed without incurring penalties, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) such Obligor has set aside on its books adequate reserves with respect thereto in accordance with IFRS. Section 5.05 Maintenance of Properties; Insurance. (a) Except for the discontinuance of the operation or maintenance of the properties of any Obligor, any El Salvador Significant Subsidiary or any Nicaragua Significant Subsidiary if such discontinuance is, in the Person’s judgment, desirable in the conduct of its business, each Obligor shall (and the Borrowers shall ensure that each of their Significant Subsidiaries shall) maintain in good repair, working order and condition (ordinary wear and tear excepted) all of its material properties necessary or desirable in the

79 conduct of its business, all in accordance with the judgment of each such Person (acting reasonably). (b) Each Obligor shall (and each Borrower shall ensure that each of its Significant Subsidiaries shall): (1) preserve and maintain the subsistence and validity of the Intellectual Property reasonably necessary for the business of such Person (“Material Intellectual Property”); (2) use reasonable endeavors to prevent any infringement in any material respect of the Material Intellectual Property; (3) make registrations, pay all registration fees and taxes, and take all other actions reasonably necessary to preserve and maintain the Material Intellectual Property in full force and effect and record its interest in that Material Intellectual Property; (4) not use or permit the Material Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Material Intellectual Property which may materially and adversely affect the existence or value of the Material Intellectual Property or imperil the right of any such Person to use such property; and (5) not discontinue the use of the Material Intellectual Property, where failure to do so, in the case of paragraphs (1), (2) and (3) above, or, in the case of paragraphs (4) and (5) above, such use, permission to use, omission or discontinuation, would reasonably be expected to result in a Material Adverse Effect. (c) Each Obligor shall (and each Borrower shall ensure that each of its Significant Subsidiaries shall) maintain insurance on, and in relation to, its properties with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business. Section 5.06 Books and Records; Inspection Rights. Each Obligor shall (and each Borrower shall ensure that each of its Significant Subsidiaries shall) maintain proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Obligor shall permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine its books and records, and to discuss its affairs, finances and condition with its officers; provided, however that, unless an Event of Default has occurred and is continuing, the Administrative Agent and the Lenders shall be limited to one such visit or inspection in each Financial Year and (i) such visit or inspection shall be at the sole cost and expense of the Administrative Agent or applicable Lenders (except that the Administrative Agent may make one such visit during each Financial Year and the reasonable cost and expense thereof shall be borne by the Borrowers) and (ii) the Obligors shall have received reasonable advance notice thereof. Section 5.07 Compliance with Laws. (a) Each Obligor shall (and the Borrowers shall ensure that each Significant Subsidiary shall) comply with all Laws to which it may be subject, if the failure to do so would materially impair any Obligor’s ability to perform its obligations under the Loan Documents. (b) Each Obligor shall (and the Obligors shall ensure that each of their Subsidiaries shall) comply with all Sanctions Laws, Anti-Corruption Laws and Anti- Money Laundering Laws.

80 (c) The Obligors shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Obligors and their Subsidiaries, and each of their respective directors, officers, employees, agents, and representatives with Sanctions Laws, Anti-Corruption Laws and Anti-Money Laundering Laws. Section 5.08 Environmental Compliance. Each Obligor shall (and each Borrower shall ensure that each of its Significant Subsidiaries shall) comply with all Environmental Laws, including by obtaining and maintaining any applicable environmental permits, licenses, or authorizations, except where failure to do so would not reasonably be expected to result in a Material Adverse Effect. Section 5.09 Legal Fees. No later than thirty (30) days following the Borrowing Date, the Borrowers shall pay or reimburse or cause to be paid or reimbursed, all legal fees and expenses incurred by the Joint Lead Arrangers, the Lenders or the Administrative Agent required to be reimbursed or paid by the Borrowers hereunder in connection with the Facility, provided that, invoices for any such fees and expenses shall have been delivered to the Borrowers at least five (5) Business Days prior to the Borrowing Date (otherwise such invoices fees and expenses shall be payable no later than thirty (30) days following delivery of such invoice). Section 5.10 Pari Passu Ranking. Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Credit Party against it under the Loan Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except those creditors whose claims are mandatorily preferred by laws of general application to companies. Section 5.11 Centre of Main Interest and Establishment. For the purposes of the Recast Regulation, the Guarantor ’s centre of main interest (as that terms is used in Article 3(1) of the Recast Regulation) is situated in either Luxembourg, Sweden or England and Wales, or for purposes of the CBIR, the Guarantor ’s centre of main interest (as that term is used in Article 2 (Definitions) of the CBIR) is situated in the United States of America, and the Guarantor shall have no “establishment” (as that term is defined in Article 2(10) of the Recast Regulation or Article 2 of the CBIR) in any other jurisdiction. ARTICLE VI NEGATIVE COVENANTS Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder have been paid in full, in each case, each Obligor (as applicable) covenants and agrees with the Lenders as follows: Section 6.01 Fundamental Changes, Asset Dispositions. No Obligor shall, nor shall either Borrower permit any Borrower Restricted Subsidiary to, (i) wind up, liquidate or dissolve

81 its affairs, or merge or consolidate with or into any other Person, other than Permitted Reorganizations; or (ii) engage in any Asset Disposition, other than a Permitted Disposal. Section 6.02 Liens. No Obligor shall, nor shall either Borrower permit any Borrower Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of such Person whether now owned or hereafter acquired, other than Permitted Liens. Section 6.03 Incurrence of Debt. (a) The Guarantor shall not incur any Debt; provided that, the Guarantor may incur Debt if at the time of such incurrence after giving effect thereto and to the application of the proceeds thereof, the Total Net Leverage Ratio is less than 3.00:1.00 (the “Debt Incurrence Test”). (b) Notwithstanding the limitation in Section 6.03(a), Permitted Debt may be incurred. Section 6.04 Financial Covenant. (a) Total Net Leverage Ratio. Subject to Section 6.04(b), neither Borrower shall permit its Total Net Leverage Ratio to exceed 3.00:1.00 as of the last day of any Financial Quarter. (b) Step-Up Option. Upon the consummation of a Qualified Acquisition and until the completion of the fourth (4th) consecutive full Financial Quarter ending after the closing of such Qualified Acquisition (the “Increase Period”), at either Borrower’s option (with prior written notice to the Administrative Agent), the maximum Total Net Leverage Ratio permitted under Section 6.04(a) shall be temporarily increased to 3.50:1.00 to accommodate permitted Debt associated with such Qualified Acquisition (the “Step-Up Option”); provided that, (i) Increase Periods may not be successive unless the Financial Covenant would have been complied with (calculated without regard to the utilization “trigger” contemplated by Section 6.04(a)) for at least two (2) consecutive Financial Quarters without giving effect to a Step-Up Option and (ii) there shall be a maximum of two (2) Increase Periods in the aggregate during the term of the Facility. Section 6.05 Transactions with Affiliates. No Obligor shall (and neither Borrower shall permit any Borrower Restricted Subsidiary to) enter into any transaction with any Affiliate of such Person except on arm’s length terms and for Fair Market Value other than (i) loans among members of the Restricted Group; (ii) any Permitted Reorganization to the extent that it only involves members of the Restricted Group; (iii) the payment of Value Creation Fees among members of the Restricted Group; or (iv) fees, costs and expenses payable under the Loan Documents. Section 6.06 Use of Proceeds; Sanctions Laws; Anti-Money Laundering Laws.

82 (a) The Borrowers shall not use the proceeds of the Loans for any purpose other than to repay intercompany loans and other indebtedness of the Borrowers, for working capital and other general corporate purposes, and to pay fees and costs associated with the Facility. (b) No Borrower and none of the Borrowers’ respective Subsidiaries shall, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Joint Venture partner or other Person or entity (i) to fund any activities or business of or with any Designated Person, or in any Sanctioned Country or that would otherwise result in a violation of any Sanctions Laws by any party to the Loan Documents or (ii) in any other manner that would result in a violation of any Sanctions Laws or any Anti-Money Laundering Laws by any party to the Loan Documents, or that could reasonably be expected to cause any party to the Loan Documents to become a Designated Person. (c) No Borrower nor any of the Borrowers’ respective Subsidiaries shall use funds or assets obtained from transactions with or relating to Designated Persons or Sanctioned Countries or otherwise obtained in violation of any Sanctions Laws to pay any amount due pursuant to the Loan Documents. Section 6.07 Restricted Payments. Neither the Borrowers nor any Borrower Restricted Subsidiary shall pay, make or declare any dividends or similar distributions, payment of Restricted Fees and payments under intercompany debt or other liabilities owing from the Borrowers or any Borrower Restricted Subsidiary to any member of the Group (other than any member of the El Salvador Group or the Nicaragua Group) unless, on a pro forma basis after giving effect to any such dividend, distribution or other payment, the relevant Borrower is in compliance with the Financial Covenant (tested at such time). Section 6.08 Anti-Corruption Law. No Obligor shall (and the Obligors shall ensure that none of their Subsidiaries shall) directly or indirectly use the proceeds of the Facility for any Prohibited Payment or for any purpose which would breach any Anti-Corruption Law. Section 6.09 Unrestricted Subsidiaries. (a) The Guarantor may, by delivery of a certificate executed by an Authorized Officer of the Guarantor to the Administrative Agent, designate, after the Effective Date, any Subsidiary of the Guarantor (including any newly created or acquired Subsidiary, but excluding in all cases the Borrowers) as an “Unrestricted Subsidiary” if, at the time of or after giving effect to such designation: (1) no Default or Event of Default shall exist; (2) the Guarantor could incur $1.00 of Debt pursuant to the Debt Incurrence Test and (3) the aggregate amount of Investments (other than Permitted Investments) by the Guarantor and the Restricted Subsidiaries in all Unrestricted Subsidiaries shall not exceed the greater of (x) $950,000,000 (or the equivalent in other currencies) or (y) 10% of Total Assets at any time outstanding. (b) The Guarantor shall not (nor shall the Guarantor permit any Restricted Subsidiary to) at any time: (1) provide credit support for, subject any of its property or

83 assets (other than Liens over the Capital Stock, Debt and other securities of any Unrestricted Subsidiary securing Debt of that Unrestricted Subsidiary and its Subsidiaries) to the satisfaction of, or guarantee, any Debt of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Debt); (2) be directly or indirectly liable for any Debt of any Unrestricted Subsidiary; (3) be directly or indirectly liable for any Debt which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Debt of any Unrestricted Subsidiary; or (4) make any Investment (other than a Permitted Investment) in any Unrestricted Subsidiary to the extent such Investment, together with the aggregate Investments in all Unrestricted Subsidiaries then outstanding, exceeds the amount set out in Section 6.09(a). (c) The Guarantor may re-designate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Re-designation”) only if all Liens and Debt of such Unrestricted Subsidiary outstanding immediately following such Re-designation if incurred at such time would have been permitted to be incurred for all purposes of this Agreement. ARTICLE VII EVENTS OF DEFAULT Section 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur: (a) any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; (c) any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; provided that, if any such incorrect representation or warranty is capable of being remedied, it shall not be an “Event of Default” unless such representation or warranty continues unremedied for a period of thirty (30) days following of the earlier of (i) the Administrative Agent giving notice to the Obligors thereof and (ii) a member of the executive committee or a senior member of the treasury department of any Obligor having knowledge thereof; (d) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Article VI; (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d)

84 of this Article VII), and such failure shall continue unremedied for a period of thirty (30) days following of the earlier of (i) the Administrative Agent giving notice to the Obligors thereof and (ii) a member of the executive committee or a senior member of the treasury department of any Obligor having knowledge thereof; (f) (i) with respect to each Borrower, the failure by the other Borrower or the Guarantor to make any payment of any amount of the Facility when due following the expiration of any grace period (if applicable) or (ii) the Obligors or any Subsidiary of the Borrowers shall default in the payment of any Debt (other than the Facility) when due (after giving effect to any applicable grace period), solely with respect to this clause (f)(ii), in an outstanding principal amount equal to or exceeding (1) in the case of the Guarantor, $100,000,000 (or the equivalent in other currencies), (2) in the case of the El Salvador Borrower or any of its Subsidiaries, $50,000,000 (or the equivalent in other currencies) and (3) in the case of the Nicaragua Borrower or any of its Subsidiaries, $25,000,000 (or the equivalent in other currencies); (g) any event or condition occurs that results in any Debt (other than the Facility) of any Obligor or any Subsidiary of the Borrowers in an outstanding principal amount equal to or exceeding (i) in the case of the Guarantor, $100,000,000 (or the equivalent in other currencies), (ii) in the case of the El Salvador Borrower or any of its Subsidiaries, $50,000,000 (or the equivalent in other currencies) and (iii) in the case of the Nicaragua Borrower or any of its Subsidiaries, $25,000,000 (or the equivalent in other currencies) becoming due prior to its scheduled maturity; (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Obligor or any Borrower Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or any Borrower Restricted Subsidiary or for a substantial part of any such Person’s assets, unless, if with respect to any proceeding not initiated by an Obligor or any Borrower Restricted Subsidiary, such proceeding (x) is initiated pursuant to a frivolous or vexatious petition that is discharged, stayed or dismissed within sixty (60) days of the commencement thereof or (y) in the case of any Borrower Restricted Subsidiary, such liquidation or dissolution is a Permitted Reorganization and is not materially adverse to the interests of the Lenders; (i) any Obligor or any Borrower Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article VII, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any proceeding described in clause (h) of this Article VII, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing, except, with respect to any Borrower Restricted Subsidiary, in the context of, or in connection with, any Permitted Reorganization;

85 (j) any Obligor or any Borrower Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; (k) any attachment, sequestration, distress or execution affects any asset or assets of (i) the Guarantor having a value in excess of $100,000,000 (or the equivalent in other currencies), (ii) the El Salvador Borrower having a value in excess of $50,000,000 (or the equivalent in other currencies), or (iii) the Nicaragua Borrower having a value in excess of $25,000,000 (or the equivalent in other currencies), and such attachment, sequestration, distress or execution is not discharged within sixty (60) days or, where the relevant Obligor reasonably believes such action is frivolous, vexatious or without merit, is challenging such action in good faith, and such action is not discharged within one hundred and eighty (180) days; (l) any Obligor shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money (not covered by insurance as to which the insurer has been notified of such judgment or order and does not dispute payment) which have not been stayed on appeal or otherwise appropriately contested in good faith in an amount which, when added to all other such judgments or orders outstanding against (i) the Guarantor would exceed $100,000,000 (or the equivalent in other currencies), (ii) the El Salvador Borrower would exceed $50,000,000 (or the equivalent in other currencies), or (iii) the Nicaragua Borrower would exceed $25,000,000 (or the equivalent in other currencies); (m) any Obligor shall disavow, revoke or terminate (or attempt to terminate), in each case in writing, any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document; or any Loan Document shall cease to be in full force and effect (except as a result of the express terms hereof or thereof); (n) if, in any applicable jurisdiction, it becomes unlawful for any Obligor to perform any of its obligations under the Loan Documents; (o) any Obligor repudiates a Loan Document or evidences an intention to repudiate a Loan Document; or (p) the authority or ability of any Obligor or any Borrower Restricted Subsidiary to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalization, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any such Person or any of its assets, where such action has resulted in, or would reasonably be expected to result in, a Material Adverse Effect; then, and (x) in every such event involving or affecting solely one of the Borrowers (other than an event with respect to a Borrower described in clause (h) or (i) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Obligors, take either

86 or both of the following actions, at the same or different times: (i) terminate the Commitments with respect to such Borrower, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans with respect to such Borrower then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of such Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Borrower; (y) in every such event involving or affecting both Borrowers and/or the Guarantor (other than an event with respect to an Obligor described in clause (h) or (i) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Obligors, take either or both of the following actions, at the same or different times: (i) terminate all Commitments, and thereupon all Commitments shall terminate immediately, and (ii) declare all Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and (z) in case of any event with respect to any Obligor described in clause (h) or (i) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Section 7.02 Distribution of Payments after Event of Default. In the event that following the occurrence and during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of the Loan Documents with respect to any or both Loans, such monies shall be distributed for application as follows: (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of, all reasonable fees, costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the Facility or the Loan Documents or any transactions contemplated thereby, in each case, to the extent reimbursable or indemnifiable pursuant to the Loan Documents; (b) Second, to pay any fees, expense reimbursements, indemnities and other amounts (other than principal and interest) then due to the Lenders from the Borrowers, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;

87 (c) Third, to pay interest then due and payable on the Loans ratably among the Lenders in proportion to the respective amounts described in this clause (c) payable to them; (d) Fourth, to prepay principal on the Loans ratably; (e) Fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent and the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and (f) Sixth, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Law. ARTICLE VIII THE ADMINISTRATIVE AGENT Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the bank serving as the Administrative Agent hereunder in its individual capacity. Such bank and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Obligors or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02 or in the other Loan Documents); provided that the Administrative Agent shall not be

88 required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Obligors or any of their Subsidiaries that is communicated to or obtained by the bank serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02), or as the Administrative Agent shall believe in good faith shall be necessary, or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Obligors or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Defaulting Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Defaulting Lender or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Defaulting Lender (except for the Administrative Agent’s compliance with its own confidentiality obligations hereunder). The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Obligors), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

89 The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub- agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Obligors, or (b) provided no Default or Event of Default has occurred and is continuing, the Obligors may, by notice in writing to the Administrative Agent, require the Person acting as Administrative Agent to resign and, within five (5) Business Days following the receipt of such notice, the Administrative Agent shall time give notice of its resignation to the Lenders and the Obligors. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Obligors (such consent not to be unreasonably withheld, conditioned or delayed) (unless an Event of Default has occurred and is continuing at the time of such appointment in which case only consultation with the Obligors shall be required), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank (which appointment shall be made with the consent of the Obligors (such consent not to be unreasonably withheld, conditioned or delayed) (unless an Event of Default has occurred and is continuing at the time of such appointment in which case only consultation with the Obligors shall be required)); provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Obligors, remove such Person as Administrative Agent and, with the consent of the Obligors (such consent not to be unreasonably withheld, conditioned or delayed) (unless an Event of Default has occurred and is continuing at the time of such appointment in which case only consultation with the Obligors shall be required), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

90 With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. Once the successor Administrative Agent has been appointed, the Borrowers will promptly execute and deliver, if applicable, new Acknowledgments of Debt in favor of such successor Administrative Agent and, substantially concurrently, the retiring or removed Administrative Agent shall terminate (or make customary arrangements for the prompt termination of) the existing Acknowledgments of Debt that are being replaced with such new Acknowledgments of Debt. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Obligors and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 11.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent. Each Lender acknowledges and agrees that the extensions of credit made here under are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information (which may contain material, non- public information within the meaning of the United States securities laws concerning the Obligors and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Obligors, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Obligors) shall be entitled and empowered (but not obligated) by intervention in such

91 proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 11.03) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.03. Anything herein to the contrary notwithstanding, the Joint Lead Arrangers shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder. ARTICLE IX ERRONEOUS PAYMENTS Section 9.01 Erroneous Payments. (a) If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Article IX and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or

92 portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case: (i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.01(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.01(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.01(a) or on whether or not an Erroneous Payment has been made. (c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

93 (d) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender to the rights and interests of such Lender as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Obligors; provided that this Article IX shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Obligors for the purpose of a payment on the Obligations. (e) To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine. (f) Each party’s obligations, agreements and waivers under this Article IX shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. ARTICLE X GUARANTY Section 10.01 Guaranty and Indemnity. The Guarantor irrevocably and unconditionally guarantees (the “Guarantee”) the full and prompt payment when due (whether by acceleration or otherwise) of the principal of and interest on the Loans and all Acknowledgments of Debt issued under this Agreement and of all other payment obligations and liabilities (including, without limitation, indemnities, fees and interest thereon and Erroneous Payment Subrogation Rights) of the Borrowers now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Document and the due performance and compliance with the payment terms of the Loan Documents by the Borrowers, including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to any Borrower,

94 whether or not such interest or expenses are allowed as a claim in such proceeding (all such principal, interest, obligations and liabilities, collectively, the “Guaranteed Obligations”). The Guarantor irrevocably and unconditionally agrees to pay such Guaranteed Obligations to the Administrative Agent in U.S. Dollars (a) with respect to any principal payments due under the Loan Documents, immediately as if the Guarantor were the principal obligor, and (b) with respect to any other payment, within five (5) Business Days of demand therefor. This Guarantee constitutes a guarantee of payment and not of collection. Section 10.02 No Setoff. All payments made by the Guarantor hereunder shall be made without setoff, counterclaim or other defense. Section 10.03 Continuing Guarantee. This Guarantee is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Administrative Agent in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor or the Administrative Agent or the beneficiary of any Acknowledgment of Debt shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any beneficiary of any Acknowledgment of Debt would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the beneficiary of any Acknowledgment of Debt to any other or further action in any circumstances without notice or demand. Section 10.04 Notice of Acceptance, Presentment, Demand, etc. The Guarantor hereby waives notice of acceptance of this Guarantee and notice of any liability to which it may apply, and waives diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against, and any other notice whatsoever to, any Borrower under the Loan Documents or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. Section 10.05 Reinstatement. If any discharge, release or arrangement is made by the Administrative Agent in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Article X will continue to be reinstated as if the discharge, release or arrangement had not occurred.

95 Section 10.06 Actions of the Administrative Agent. The Administrative Agent may at any time and from time to time without the consent of, or notice to the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part: (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (in each case, pursuant to the terms of this Agreement), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered; (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order (in each case, pursuant to the terms of this Agreement) any property by whomsoever at any time may be pledged or mortgaged, following the date of this Agreement, to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against; (c) exercise or refrain from exercising any rights against the Borrowers or others or otherwise act or refrain from acting; (d) settle or compromise any of the Guaranteed Obligations, any security therefor (that may be pledged or granted after the date of this Agreement) or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Guarantor other than the Lenders; (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Lenders or the Administrative Agent regardless of what liabilities or liabilities of the Borrowers remain unpaid; (f) consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents, or otherwise amend, modify or supplement any of the Loan Documents or any of such other instruments or agreements with the prior consent of the Obligors; and/or (g) act or fail to act in any manner referred to in this Guarantee which may deprive the Guarantor of its right to subrogation against the Borrowers to recover full indemnity for any payments made pursuant to this Guarantee. Section 10.07 Obligations Absolute and Unconditional. The obligations of the Guarantor under this Guarantee are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any action or inaction by the Administrative Agent or the Lenders as contemplated in Section 10.03; (b) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor; (c) any amendment, modification, waiver or consent to departure from the terms of any Guaranteed Obligation, including, without limitation, any renewal or extension of the time of payment or change in the manner or place of payment; (d) any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any Guaranteed Obligation or the Administrative Agent’s and/or the Lenders’ rights with respect thereto; or (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the administrative Agent or any of the Lenders that might otherwise constitute a defense available to, or a legal equitable discharge of, any Borrower or the Guarantor or any other guarantor or surety. This Guarantee is a primary obligation of the Guarantor. The obligations of the Guarantor hereunder are independent

96 of the obligations of the Borrowers and the obligations of any other guarantor of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not any action is brought against any Borrower or any of such other guarantors and whether or not any Borrower is joined in any such action or actions. If at any time any payment made under this Agreement or any other Loan Document is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, or similar event of the Borrowers, then the obligations of the Guarantor hereunder with respect to such payment shall be automatically reinstated at such time as though such payment had been due but not made at such time. Section 10.08 Waiver. (a) The Guarantor waives, with respect to itself and its obligations hereunder, any right (except as shall be required by applicable Law and cannot be waived) to require the Administrative Agent or the Lenders to (i) proceed against the Borrowers or any other party, (ii) proceed against or exhaust any security held from the Borrowers or any other party, or (iii) pursue any other remedy in the Administrative Agent or the Lenders’ power whatsoever. The Guarantor waives any defense based on or arising out of any defense of the Borrowers or any other party, other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrowers or any other party, or the enforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers other than in respect of payment in full of the Guaranteed Obligations. The Administrative Agent may exercise any right or remedy the Administrative Agent may have against the Borrowers or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. The Guarantor waives any defense arising out of any such election by the Administrative Agent, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrowers or any other party or any security. (b) The Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Administrative Agent shall not have any duty to advise the Guarantor of information known to it regarding such circumstances of risks. Section 10.09 Immediate Recourse. The Guarantor waives any right it may have of first requiring the Administrative Agent (or any trustee or agent on their behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming payment of the Guaranteed Obligations from the Guarantor under this Article X. This waiver applies irrespective of any law or any provision of a Loan Document to the contrary. Section 10.10 Subrogation.

97 Until all amounts which may be or become payable by the Borrowers hereunder have been irrevocably paid in full, the Guarantor waives (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrowers with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that the Administrative Agent or the Lenders now has or may hereafter have against the Borrowers, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Administrative Agent. The Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Guarantor may have against the Borrowers or against any collateral or security, shall be junior and subordinate to any rights the Administrative Agent or the Lenders may have against the Borrowers and, to all right, title and interest the Administrative Agent or the Lenders may have in any such collateral or security. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust (or, if the trust is not recognized in the relevant jurisdiction, as agent) for the Administrative Agent and shall forthwith be paid over to the Administrative Agent to be credited and applied against the Guaranteed Obligations. Section 10.11 Bankruptcy or Liquidation of the Borrowers. If either Borrower becomes bankrupt, enters into a composition or makes any arrangement with its creditors, or is dissolved, liquidated or wound up, the Guarantor shall not claim, rank, prove or vote as a creditor of such Borrower or its estate in competition with the Administrative Agent in respect of any amounts owing to the Guarantor by such Borrower on any account whatsoever unless it gives the Administrative Agent the benefit of any such proof and of all amounts to be received in respect of that proof until all obligations of the Guarantor hereunder have been fully paid. ARTICLE XI MISCELLANEOUS Section 11.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein or in any other Loan Document shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail or by telecopy, as follows: (i) If to the Obligors or the Administrative Agent, to it at its address (or electronic mail address or telecopy number) set forth on Schedule II; and (ii) if to any Lender, to it at its address (or electronic mail address or telecopy number) set forth in its Administrative Questionnaire.

98 Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent and each Obligor may, in each of their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, electronic mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (c) Any party hereto may change its address, electronic mail address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. (d) Electronic Systems. (i) Each Obligor agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the other Lenders by posting the Communications on Debtdomain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System (the “Platform”). (ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom

99 from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Obligor, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Obligor’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender or by means of electronic communications pursuant to this Section, including through an Electronic System. (e) The Obligors hereby acknowledge that (1) the Administrative Agent or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Obligors hereunder (collectively, “Obligor Materials”) by posting the Obligor Materials on the Platform and (2) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Obligors or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Obligors hereby agree that they will, upon the Administrative Agent’s reasonable request, identify that portion of the Obligor Materials that may be distributed to the Public Lenders and that (w) all such Obligor Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Obligor Materials “PUBLIC,” the Obligors shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Lenders to treat such Obligor Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Obligors or their respective Affiliates or Subsidiaries or its or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Obligor Materials constitute Information, they shall be treated as set forth in Section 11.13); (y) all Obligor Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Obligor Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Section 11.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are

100 cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Obligor therefrom shall in any event be effective unless such waiver or consent, as applicable, shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time. No waiver or consent by the Administrative Agent or the Lenders, nor any notice or demand on the Obligors, in any case shall entitle the Obligors to any other or further waiver, consent, notice or demand in similar or other circumstances. (b) Neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Guarantor, the applicable Borrower and the Required Lenders or by the Guarantor, the applicable Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) change the required percentage set forth in the definition of “Required Lenders”; (ii) provide for an extension to the date of payment of any amount under this Agreement; (iii) provide for an increase or a reduction in the Applicable Margin or an increase or a reduction in the amount of any payment of principal, interest, fees or any other amount payable to any Lender or amend or waive Section 2.08(a); (iv) change the currency of payment of any amount under this Agreement; (v) change or extend any Commitment under the Facility; (vi) substitute or release any Obligor other than as permitted under this Agreement; (vii) change Sections 2.14 or 7.02 in a manner that would alter the pro rata sharing of payments required thereby; (viii) waive any condition set forth in Section 4.01 or Section 4.02, (ix) change Section 11.09(a) in a manner that would alter the governing law of the Loan Documents, (x) change the subordination of any of the Obligors’ obligations under this Agreement to any other Debt, (xi) amend any provision of this Agreement that expressly requires the consent of all Lenders, or (xii) change the definition of “Applicable Percentage”, shall be made without also obtaining the prior consent of, in the case of (i), (vi), (vii), (viii), (ix), (x), (xi) and (xii), all Lenders and, in the case of (ii), (iii), (iv) and (v), each directly and adversely affected Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. (c) Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loan may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

101 (d) Notwithstanding anything herein to the contrary, if the Administrative Agent and the Obligors shall have jointly identified an obvious error, ambiguity omission, defect or inconsistency or any error or omission of a formal, minor, operational or technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Obligors shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document; provided that the Administrative Agent shall notify the Required Lenders of such amendment as soon as practicable thereafter. Section 11.03 Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (severally in accordance with each Borrower’s percentage of the total Loans funded to it): (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Lenders, and the Joint Lead Arrangers in connection with the preparation, documentation, negotiation, execution and delivery of the Loan Documents, including, but not limited to, travel expenses, drafting and printing of the marketing materials, the reasonable fees, charges and disbursements of one outside counsel in each applicable jurisdiction for the Administrative Agent and the Joint Lead Arrangers, provided that, each of the Administrative Agent, each Lender, and the Joint Lead Arrangers acknowledge and agree that (x) any such out-of-pocket expenses (excluding, for the avoidance of doubt, fees, costs and expenses of counsel (which shall be subject to clause (ii) of this Section 11.03(a)) and any costs related to Debtdomain (or any other similar electronic platform) exceeding $5,000 (individually or in the aggregate) incurred by the Joint Lead Arrangers or its respective Affiliates in connection with the syndication of the Facility prior to the Effective Date shall be approved by the Borrowers and the Guarantor (such approval not to be unreasonably withheld, conditioned or delayed), and (y) the obligation to reimburse the Administrative Agent, the Lenders and the Joint Lead Arrangers for the costs and expenses of counsel incurred in connection with the preparation, negotiation and execution of the Loan Documents shall be subject to the agreements with respect thereto among the Obligors, the Administrative Agent, the Joint Lead Arrangers and such counsel (as applicable); (ii) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent or the Lenders (which shall be limited to one outside counsel in each applicable jurisdiction), in connection with the Facility or any amendment, supplement, modification, waiver or consent related thereto; and (iii) all costs and expenses incurred by the Administrative Agent or any Lender (including documented external counsel fees and out-of-pocket expenses), if any, in connection with the preservation of rights under or with respect to, or enforcement of, this Agreement (whether through negotiations, legal proceedings or otherwise), including the enforcement of the reimbursement rights under this Section 11.03 and in connection with any workout or restructuring in respect of the Loans. (b) Each Borrower shall indemnify (severally in accordance with each Borrower’s percentage of the total Loans funded to it) the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and

102 disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of (whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding)) (i) the execution, delivery or performance of any Loan Document or any agreement or instrument contemplated hereby or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Commitment, Loan or the use of the proceeds therefrom or (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrowers or their Subsidiaries and any other Environmental Liability related in any way to the Borrowers or any of their Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) result from the gross negligence, bad faith or willful misconduct of such Indemnitee (or any of its Related Parties) or from the material breach by such Indemnitee (or any of its Related Parties) of any obligation under the Loan Documents, in each case, as determined by a court of competent jurisdiction by final and non-appealable judgment or (y) result from a dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, Joint Lead Arranger or similar role under the Loan Documents) and not arising out of any act or omission by any Borrower or any of its Affiliates. This Section 11.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. (c) To the extent that the Obligors fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or (b) of this Section, and without limiting the Obligors’ obligation to do so, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. (d) To the fullest extent permitted by applicable Law, no party hereto shall assert, or permit any of their Affiliates or Related Parties to assert, and each such party hereby waives, any claim against any other party hereto or any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet, the Platform or any other customary electronic platform or messaging service); provided that such waiver shall not, as to any Person, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of, or a breach of the Loan Documents by, such Person or its Affiliates or Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this

103 clause (d) shall relieve the Borrowers of any obligation they may have to indemnify or reimburse an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. (e) All amounts due under this Section shall be payable promptly after written demand therefor. Section 11.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of: (A) (1) with respect to the El Salvador Loans, the Guarantor and the El Salvador Borrower, and (2) with respect to the Nicaragua Loans, the Guarantor and the Nicaragua Borrower, provided that, the consent of none of the Obligors shall be required for an assignment to (i) an Initial Lender, (ii) an Affiliate of an Initial Lender that will not increase the payments due from the Borrowers under Sections 2.11 and 2.13, (iii) any other Lender previously approved by the Obligors or an Affiliate of such Lender (in the case of an Affiliate, that will not increase the payments due from the Borrowers under Sections 2.11 and 2.13) or (iv) if an Event of Default has occurred and is continuing at the time of such assignment, to any other assignee, but the Administrative Agent shall nonetheless send notice of such assignment to the Obligors; and provided, further, that the applicable Obligor’s failure to consent to an assignment to (I) a Fund (excluding any Fund that is a Lender previously approved by the relevant Obligors), (II) any assignee that is reasonably expected to increase the payments due from the Borrowers under Section 2.11 or 2.13 (excluding any such increase that results from a Change in Law occurring after the date of such assignment), including any assignee located or organized in a Tax Haven, or (III) a competitor of the Guarantor and its Subsidiaries that the Guarantor has

104 identified in writing to the Administrative Agent (or an Affiliate of any such competitor that is readily identifiable as such solely on the basis of their name or that the Guarantor has identified in writing to the Administrative Agent) (it being understood and agreed that (a) the identification of any person pursuant to clause (III) above shall not apply retroactively to disqualify any person that has previously acquired an assignment or participation interest in the Loans, until such time such person no longer constitutes a Lender or Participant, (b) the identity of any Person identified by the Guarantor pursuant to clause (III) above shall be posted or distributed to all Lenders and disclosed by all Lenders to any of their prospective assignees and participants and (c) the Administrative Agent shall not be liable for the failure of any Lender to comply with clause (III) above), in each case, shall not be deemed to be unreasonably withheld; and (B) the Administrative Agent, provided that no such consent shall be required for an assignment of any Commitment to an assignee that is a Lender or an Affiliate of a Lender with a Commitment immediately prior to giving effect to such assignment. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000, unless the Obligors and the Administrative Agent otherwise consent; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, that the Administrative Agent may, in its sole discretion, elect to waive such proceeding and recordation fee in the case of any assignment; (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts at such assignee to whom all syndicate- level information (which may contain material non-public information about the Obligors and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable Laws, including Federal and state securities Laws;

105 (E) the assignee shall not be (i) an Obligor or an Affiliate of an Obligor, (ii) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), (iii) a Defaulting Lender or (iv) Banco de Finanzas de Nicaragua (BDF), Banco Corporativo S.A (BANCORP), Banco de la Producción, S.A (BANPRO) or any entity that is a Designated Person, is organized in a Sanctioned Country or would otherwise cause the Guarantor or any of its Subsidiaries to be in violation of Sanctions Laws or other applicable Law; and (F) unless an Event of Default pursuant to Section 7.01(a), (h) or (i) shall have occurred and be continuing, no assignment may increase the payments due from the Borrowers under Section 2.11 or 2.13, without the prior written notice to, and consent of, the Obligors. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.11, 2.12, 2.13 and 11.03 and any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. (iv) The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Obligors, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Obligors, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Obligors and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed

106 Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall (i) notify the Guarantor and (ii) accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(b), Section 2.13(d) or Section 11.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (c) Any Lender may, without the consent of the Borrowers, the Guarantor, or the Administrative Agent, sell participations to one or more Persons (other than the Obligors or any of their Affiliates, a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or a Defaulting Lender) (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Obligors, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that directly and adversely affects such Participant. The Obligors agree that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(f) (it being understood that the documentation required under Section 2.13(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.15 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.11 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Guarantor’s request and expense, to use reasonable efforts to cooperate with the Obligors to effectuate the provisions of Section 2.15 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14(c) as though it were a Lender. Each Lender that sells a participation shall,

107 acting solely for this purpose as a non-fiduciary agent of the Obligors, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Any Lender may, without the consent of any Obligor or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Section 11.05 Survival. All covenants, agreements, representations and warranties made by the Obligors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.11, 2.12, 2.13 and 11.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof. Section 11.06 Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative

108 Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. (b) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile, electronic mail (including pdf) or any other electronic means complying with the U.S. federal ESIGN Act of 2000 or the New York State Electronic Signatures and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable Law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of the agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each of the parties hereto represents and warrants to the other party/ies that is has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents. Section 11.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provision shall be deemed to be in effect only to the extent not so limited. Section 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other matured obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the relevant Borrower and/or the Guarantor against any of and all the matured obligations of such Person now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The applicable Lender shall notify the Obligors and the Administrative Agent in writing of such setoff and application; provided that any failure to give

109 or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Section 11.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (in each case, except as expressly set forth in any other Loan Document) shall be construed in accordance with and governed by the law of the State of New York. (b) Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against any Obligor or its properties in the courts of any jurisdiction. (c) Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK MAY BE MADE UPON CT CORPORATION SYSTEM, AT 28 LIBERTY STREET, NEW YORK, NEW YORK 10005, UNITED STATES OF AMERICA (THE “PROCESS AGENT”) AND EACH OBLIGOR HEREBY CONFIRMS AND AGREES THAT THE PROCESS AGENT HAS BEEN DULY AND IRREVOCABLY APPOINTED (AND HAS ACCEPTED ITS APPOINTMENT) AS ITS

110 RESPECTIVE AGENT TO ACCEPT SUCH SERVICE OF ANY AND ALL SUCH WRITS, PROCESSES AND SUMMONSES, AND AGREES THAT THE FAILURE OF THE PROCESS AGENT TO GIVE ANY NOTICE OF ANY SUCH SERVICE OF PROCESS TO ANY OBLIGOR SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT BASED THEREON. IF THE PROCESS AGENT SHALL CEASE TO SERVE AS AGENT FOR THE OBLIGORS, EACH OF THE OBLIGORS SHALL PROMPTLY APPOINT A SUCCESSOR AGENT SATISFACTORY TO THE ADMINISTRATIVE AGENT. EACH OBLIGOR HEREBY FURTHER AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. Section 11.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 11.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Section 11.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, partners, employees, agents, including accountants, legal counsel and other advisors and independent auditors (collectively, the “Representatives”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) upon the request or demand of any governmental agency or regulatory authority (including any self-regulatory authority) having jurisdiction over such Person or any of its Affiliates; provided that, in each case, such Person agrees, except with respect to any audit or examination conducted by bank accountants or any regulatory authority or self-regulatory authority exercising examination or regulatory authority, to the extent permitted by Law (in which case the disclosing party shall inform the Obligors promptly thereof to the extent practicable and permitted by applicable Law), (c) pursuant to the order of any court or administrative agency in, or to the extent reasonably necessary in connection with, any pending legal, judicial or administrative proceeding, or otherwise as required by applicable Law, rule or regulation or by any subpoena or similar legal process (in which case the disclosing party shall inform the Obligors promptly thereof to the extent practicable and permitted by applicable Law), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an

111 agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or prospective Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Obligors and their obligations under the Loan Documents, (g) with the consent of the Obligors, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than an Obligor or (iii) to the extent that such Information is independently developed by the Administrative Agent or the Lenders without the using or otherwise reflecting of such Information or (i) on a confidential basis to the CUSIP bureau in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the Facility. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Joint Lead Arrangers and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Borrowings hereunder. The Administrative Agent and Lenders shall also have permission to use the names and logos of the Obligors in the Administrative Agent’s or their respective affiliates’ marketing materials, subject to the relevant Obligor’s prior written consent (not to be unreasonably withheld, conditioned or delayed). For the purposes of this Section, “Information” means all information received from the Obligors relating to the Obligors or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Obligors; provided that, in the case of information received from an Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Section 11.13 Material Non-Public Information. (a) EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 11.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE OBLIGORS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON- PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON- PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. (b) ALL INFORMATION NOT MARKED “PUBLIC”, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY AN OBLIGOR OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE OBLIGORS AND THEIR RELATED PARTIES OR

112 THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE OBLIGORS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. Section 11.14 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and Charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or refunded to the Obligors so that at no time shall the interest and charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate. Section 11.15 Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given. (b) If any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) obtains a judgment or judgments against any Obligor in a currency other than the currency required to be payable hereunder (the “Agreement Currency”), any obligations of such Obligor in respect of any sum adjudged to be due to the Applicable Creditor hereunder (the “Judgment Amount”) shall be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of the Judgment Amount in such other currency, the Applicable Creditor, in accordance with normal banking procedures in the relevant jurisdiction, may purchase the Agreement Currency with the Judgment Amount in such other currency. If the amount of the Agreement Currency so purchased is less than the amount of the Agreement Currency that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount was originally due and owing (the “Original Due Date”) to the Applicable Creditor (the

113 “Loss”), each Obligor agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against the Loss, and if the amount of the Agreement Currency so purchased exceeds the amount of the Agreement Currency that could have been purchased with the Judgment Amount on the Original Due Date, the Applicable Creditor agrees to remit such excess to the Obligors. The obligations of the Obligors under this Section 11.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. (c) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Loan Documents in a currency or currency unit other than that in which it is expressed to be payable. Section 11.16 Waiver of Immunity. Each Obligor acknowledges and agrees that the activities contemplated by the provisions of the Loan Documents are commercial in nature rather than governmental or public and therefore acknowledges and agrees that such Obligor is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to the Loan Documents. To the extent permitted by applicable Law, each Obligor, in respect of itself, its process agents and its properties (including its Subsidiaries) and revenues, expressly and irrevocably waives any such right of immunity which may now or hereafter exist (including any immunity from the jurisdiction of any court or from any suit, execution, attachment (whether provisional or final, in aid of execution, prior to judgment or otherwise) or other legal process (including in any jurisdiction where immunity (whether or not claimed) may be attributed to it or its assets)) or claim thereto which may now or hereafter exist and irrevocably agrees not to assert any such right or claim of immunity in any such action or proceeding to the fullest extent permitted now or in the future by the laws of any such jurisdiction. The Obligors agree that the waivers set forth in this Section 11.16 shall have the fullest effect permitted under applicable Law, including the Foreign Sovereign Immunities Act of 1976 of the United States of America (28 U.S.C. §§1602-1611) (the “FSIA”), and are intended to be irrevocable and not subject to withdrawal for purposes of the FSIA. Section 11.17 USA PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and the requirements of the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Obligor, which information includes the name, address and tax identification number of such Obligor and other information that will allow such Lender or Administrative Agent, as applicable, to identify each Obligor in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. Section 11.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of the Transactions (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Obligor acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Obligors and their Affiliates on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, (B) each of the Obligors has consulted its own legal, accounting, regulatory and tax advisors to the extent it

114 has deemed appropriate, and (C) each of the Obligors is capable of evaluating, and understands and accepts, the terms, risks and conditions of the Transactions; (ii) (A) the Administrative Agent, the Joint Lead Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Obligor, its stockholders or any of its Affiliates (irrespective of whether any Lender has advised, is currently advising or will advise any Obligor, its stockholders or its Affiliates on other matters), or any other Person and (B) neither the Administrative Agent, the Joint Lead Arrangers nor any Lender has any obligation to the Obligors or any of their respective Affiliates with respect to the Transactions except those obligations (if any) expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve economic interests that conflict with those of the Obligors, their stockholders and/or their Affiliates, and neither the Administrative Agent, the Joint Lead Arrangers nor any Lender has any obligation to disclose any of such interests to the Obligors or any of their respective Affiliates. Each Obligor agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender on the one hand, and such Obligor, its stockholders or its Affiliates, on the other. To the fullest extent permitted by law, each Obligor hereby waives and releases any claims that it may have against the Administrative Agent, each of the Joint Lead Arrangers, any Lender or the respective Affiliates of each of the foregoing with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Section 11.19 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

115 (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. The provisions of this Section 11.19 are intended to comply with, and shall be interpreted in light of, Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union. Section 11.20 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any Loan Document or other document to be signed in connection with this Agreement (including, without limitation, Assignment and Assumptions, amendments or other modifications hereof, the Borrowing Request, certificates, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. Each of the parties hereto represents and warrants to the other parties that is has the corporate capacity and authority to execute such Loan Document through electronic means and there are no restrictions for doing so in that party’s constitutive documents. Section 11.21 Acknowledgment of Puerto Rico IBE Law and Regulation and Use of Funds by Non-Puerto Rico Residents. Each of the Borrowers, nonbank entities located outside the United States, acknowledges and understands that it is the requirement of Act No. 52-1989 of August 11, 1989, as amended, better known as the Puerto Rico International Banking Center Regulatory Act (the “IBE Act”) and Regulation #5653 adopted under the IBE Act that extensions of credit made by international banking facilities that are international banking entities under the IBE Act, are made with obligors that are not resident of Puerto Rico and the proceeds of the Loans to be made under this Agreement are to be used outside of Puerto Rico. [Signature pages follow]

[Signature Page – Credit and Guaranty Agreement] TELEMÓVIL EL SALVADOR, S.A. DE C.V., as Borrower By: Name: Title: By: Name: Title: DocuSign Envelope ID: 1CFB7D2C-FCFE-4A1B-BDA1-162A35F5C9BD Edgard Grande GM Rodolfo Guillioli CFO

[Signature Page – Credit and Guaranty Agreement] TELEFONÍA CELULAR DE NICARAGUA, S.A., as Borrower By: Name: Title: By: Name: Title: DocuSign Envelope ID: 6C465C77-3AD7-4786-9462-9ABAD4517F1D Marvin Martinez CTIO Mario Moises Marroquin Young CFO

[Signature Page – Credit and Guaranty Agreement] MILLICOM INTERNATIONAL CELLULAR S.A., as Guarantor By: Name: Title: By: Name: Title: DocuSign Envelope ID: EF9F9429-86F6-4EA7-B35C-BD9F39FA4343 Patrick Gill Company Secretary Bruno Nieuwland Chief Administrative Officer

[Signature Page to Credit and Guaranty Agreement] THE BANK OF NOVA SCOTIA, as Administrative Agent By: __________________________________ Name: Title: By: __________________________________ Name: Title: Clement Yu Director Venita Ramjattan Associate

[Signature Page to Credit and Guaranty Agreement] BANCO LATINOAMERICANO DE COMERCIO EXTERIOR, S.A., as a Lender By: __________________________________ Name: Ana Graciela de Méndez Title: Executive Vice President By: __________________________________ Name: Samuel Canineu Title: Executive Vice President 044213-1

SCHEDULE I INITIAL LENDERS AND COMMITMENTS El Salvador Borrower: Lender Commitment Citibank, N.A. (Puerto Rico Branch) International Banking Entity $25,000,000.00 Banco Latinoamericano de Comercio Exterior, S.A. $25,000,000.00 The Bank of Nova Scotia $25,000,000.00 Total: $75,000,000.00 Nicaragua Borrower: Lender Commitment Citibank, N.A. (Puerto Rico Branch) International Banking Entity $50,000,000.00 Banco Latinoamericano de Comercio Exterior, S.A. $50,000,000.00 The Bank of Nova Scotia $50,000,000.00 Total: $150,000,000.00

SCHEDULE II ADMINISTRATIVE AGENT'S OFFICE, CERTAIN ADDRESSES FOR NOTICES If to the El Salvador Borrower, to it, at: Campus Tigo, Km 16.5 CA-4 Via del Corso Tuscania Zaragoza, La Libertad, El Salvador Attention: Irvin Padilla and Héctor Ayala Email: ipadilla@sv.tigo.com; legaltigo@sv.tigo.com If to the Nicaragua Borrower, to it, at: Pista Suburbana, Plaza San Dionisio Edificio Tigo, 1st Floor Managua, Nicaragua Attention: Fatima Manzanarez Email: tesoreriapagosacreedores.ni@tigo.com.ni; Fatima.manzanares@tigo.com.ni If to the Guarantor, to it, at: Millicom International Cellular S.A. 2 rue du Fort-Bourbon L-1249 Luxembourg Attention: Office of the General Counsel Email: Salvador.Escalon@Millicom.com; CorpFin@millicom.onmicrosoft.com If to the Administrative Agent, to it, at: The Bank of Nova Scotia 720 King Street West, 2nd Floor Toronto, Ontario Canada M5V 2T3 corporatelending.agencyops@scotiabank.com

SCHEDULE III REPAYMENT DATES Principal Payment Date Percentage of Loans to be repaid September 2024 or the 24th month anniversary following the Borrowing Date 5% March 2025 or the 30th month anniversary following the Borrowing Date 5% September 2025 or the 36th month anniversary following the Borrowing Date 5% March 2026 or the 42nd month anniversary following the Borrowing Date 5% September 2026 or the 48th month anniversary following the Borrowing Date 5% March 2027 or the 54th month anniversary following the Borrowing Date 5% Maturity Date 70%

EXHIBIT A FORM OF ASSIGNMENT AND ASSUMPTION This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit and Guaranty Agreement identified below (as amended, restated, supplemented or otherwise modified, the “Credit and Guaranty Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit and Guaranty Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit and Guaranty Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit and Guaranty Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. 1. Assignor: ______________________ 2. Assignee: ______________________ [and is [a Lender][an [Affiliate] of [identify Lender]1]] 3. Borrower(s): Telemóvil El Salvador, S.A. de C.V. and Telefonía Celular de Nicaragua, S.A. 1 Select as applicable.

4. Administrative Agent: The Bank of Nova Scotia, as the administrative agent under the Credit and Guaranty Agreement 5. Credit and Guaranty Agreement: The Credit and Guaranty Agreement, dated as of September 12, 2022 (as amended, supplemented or otherwise modified from time to time), by and among Telemóvil El Salvador, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of the Republic of El Salvador (the “El Salvador Borrower”), Telefonía Celular de Nicaragua, S.A. (sociedad anónima) organized under the laws of the Republic of Nicaragua (the “Nicaragua Borrower” and, together with the El Salvador Borrower, the “Borrowers”), Millicom International Cellular S.A, a limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg (the “Guarantor”), the Lenders party thereto and The Bank of Nova Scotia, as Administrative Agent. 6. Assigned Interest: Part of Facility Assigned2 Aggregate Amount of Commitment / Loans for all Lenders Amount of Commitment / Loans Assigned Percentage Assigned of Commitment/Loans3 El Salvador Borrower $ $ % $ $ % $ $ % Nicaragua Borrower $ $ % $ $ % $ $ % 7. Status of registration before the [Superintendencia de Bancos y Otras Instituciones Financieras de Nicaragua / Banco Central de Reserva] [Registered/Not Registered] 2 Fill in whether the portion of the Facility assigned is Loans of the El Salvador Borrower or the Nicaragua Borrower. 3 Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders.

Effective Date: ___________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Obligors and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable Law, including Federal and state securities laws. The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR] By: Title: ASSIGNEE [NAME OF ASSIGNEE] By: Title: [Consented to and]4 Accepted: 4 To be added only if the consent of the Administrative Agent is required by Section 11.04.

THE BANK OF NOVA SCOTIA, as Administrative Agent By: Title: [Consented to: TELEMÓVIL EL SALVADOR, S.A. DE C.V., as Borrower By: Title: By: Title: TELEFONÍA CELULAR DE NICARAGUA, S.A., as Borrower By: Title: By: Title: MILLICOM INTERNATIONAL CELLULAR S.A., as the Guarantor By: Title: By: Title:]5 5 To be added only if the consent of the Obligors is required by the terms of the Credit and Guaranty Agreement.

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit and Guaranty Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers and the Guarantor, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers and the Guarantor, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. 1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit and Guaranty Agreement, (ii) it meets all the requirements to be an assignee under Section 11.04 of the Credit and Guaranty Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit and Guaranty Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit and Guaranty Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit and Guaranty Agreement, duly completed and executed by the Assignee and (viii) it is not a Defaulting Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature complying with the U.S. federal ESIGN Act of 2000 or the New York State Electronic Signature and Records Act or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B FORM OF COMPLIANCE CERTIFICATE To: The Bank of Nova Scotia, as Administrative Agent From: [Telemóvil El Salvador, S.A. de C.V./Telefonía Celular de Nicaragua, S.A.] Dated: [ ] Telemóvil El Salvador, S.A. de C.V. and Telefonía Celular de Nicaragua, S.A. Credit and Guaranty Agreement dated September 12, 2022 Reference is hereby made to the Credit and Guaranty Agreement dated as of September 12, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit and Guaranty Agreement”) by and among Telemóvil El Salvador, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized and existing under the laws of El Salvador (the “El Salvador Borrower”), Telefonía Celular de Nicaragua, S.A. a corporation (sociedad anónima) organized and existing under the laws of Nicaragua (the “Nicaragua Borrower”), Millicom International Cellular S.A., a limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg (the “Guarantor”), the Lenders party thereto and The Bank of Nova Scotia as Administrative Agent. This is a Compliance Certificate under the Credit and Guaranty Agreement. Capitalized terms used in this Compliance Certificate and not otherwise defined herein shall have the meanings assigned to such terms in the Credit and Guaranty Agreement. Pursuant to Section [insert section reference – Financial Statements] of the Credit and Guaranty Agreement, the undersigned, solely in his/her capacity as an Authorized Officer of the [El Salvador Borrower/ Nicaragua Borrower] and not in his/her individual capacity, hereby certifies that: 1. Below is a calculation of the Total Net Leverage Ratio of the [El Salvador Borrower/ Nicaragua Borrower] in respect of the Fiscal Quarter ending on: , 20[ ]; Total Net Leverage Ratio: (a) Consolidated Net Debt of the [El Salvador Borrower/ Nicaragua Borrower] USD [ ] (b) Consolidated EBITDA of the [El Salvador Borrower/ Nicaragua Borrower] USD [ ] (c) Ratio of (a) to (b) [ ]:1.00 2. the financial statements delivered fairly represent the financial condition of the [El Salvador Borrower/ Nicaragua Borrower] as of the relevant period; and 3. [no Default or Event of Default is continuing.]6 6 If this statement cannot be made, the certificate should identify any Default or Event of Default that is continuing and the steps, if any, being taken to remedy it.

IN WITNESS WHEREOF, the [El Salvador / Nicaragua] Borrower has executed or caused this Compliance Certificate to be executed as of the date first written above. [TELEMÓVIL EL SALVADOR, S.A. DE C.V./TELEFONÍA CELULAR DE NICARAGUA, S.A.], as Borrower By: Name: Title: By: Name: Title:

EXHIBIT C FORM OF BORROWING REQUEST Date: ____________, 20__ The Bank of Nova Scotia, as Administrative Agent [address] Attention: [•] Email: [•] Ladies and Gentlemen: Reference is made to that certain Credit and Guaranty Agreement, dated as of September 12, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit and Guaranty Agreement”), among Telemóvil El Salvador, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized and existing under the laws of El Salvador (the “El Salvador Borrower”), Telefonía Celular de Nicaragua, S.A. a corporation (sociedad anónima) organized and existing under the laws of Nicaragua “Nicaragua Borrower”), Millicom International Cellular S.A., a limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg (the “Guarantor”), the Lenders from time to time party thereto and The Bank of Nova Scotia as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit and Guaranty Agreement. Each Borrower hereby requests a Borrowing under the Credit and Guaranty Agreement as described below: 1. The Business Day of the proposed Borrowing is September [__], 2022. 2. The duration of the first Interest Period is: [one][three][six]-month[s]. 3. The aggregate amount of the requested Borrowing is as follows: El Salvador Loans: $[____] Nicaragua Loans: $[____] 4. The El Salvador Borrower hereby instructs the Administrative Agent to transfer the amount of _________ to the following account: Bank Name: [__________]. Address: [__________] Account Number: [____________]. ABA: [ __________]. Swift: [__________].

5. The Nicaragua Borrower hereby instructs the Administrative Agent to transfer the amount of _________ to the following account: Bank Name: [__________]. Address: [__________] Account Number: [____________]. ABA: [ __________]. Swift: [__________]. Each Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Borrowing and after giving effect thereto: (a) The Effective Date has occurred; (b) The Repeating Representations set forth in the Credit and Guaranty Agreement are and shall be true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) on the date of the Borrowing (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date); (c) No Default or Event of Default has occurred and is continuing; and (d) All other conditions set forth in Section 4.02 of the Credit and Guaranty Agreement have been satisfied. [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned on behalf of the relevant Borrower has duly executed this notice as of the date first written above. TELEMÓVIL EL SALVADOR, S.A. DE C.V. By: Name: Title: TELEFONÍA CELULAR DE NICARAGUA, S.A. By: Name: Title:

EXHIBIT D-1 FORM OF EL SALVADOR DEBT ACKNOWLEDGMENT [See attached.]

EXHIBIT D-2 FORM OF NICARAGUA DEBT ACKNOWLEDGMENT [See attached.]

EXHIBIT E FORM OF INTEREST ELECTION REQUEST The Bank of Nova Scotia, as Administrative Agent under the below-referenced Credit and Guaranty Agreement [Address] Attention: [_____] Ladies and Gentlemen: Reference hereby is made to that certain Credit and Guaranty Agreement dated as of September 12, 2022 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit and Guaranty Agreement”), by and among Telemóvil El Salvador, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized and existing under the laws of El Salvador (the “El Salvador Borrower”), Telefonía Celular de Nicaragua, S.A. a corporation (sociedad anónima) organized and existing under the laws of Nicaragua (the “Nicaragua Borrower”), Millicom International Cellular S.A., a limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg (the “Guarantor”), the Lenders party thereto and The Bank of Nova Scotia as Administrative Agent. Capitalized terms used herein, but not specifically defined herein, shall have the meanings ascribed to them in the Credit and Guaranty Agreement. This Interest Election Request Notice is delivered pursuant to Section 2.06 of the Credit and Guaranty Agreement. The undersigned Borrower[s] hereby request[s] that the next succeeding Interest Period for [its][their] outstanding Loans commencing on _________, which shall be the effective date of the election hereunder, shall have an Interest Period with a duration of [one][three][six] months. [Signature Page Follows]

Dated: [TELEMÓVIL EL SALVADOR, S.A. DE C.V. as Borrower/ TELEFONÍA CELULAR DE NICARAGUA, S.A. As Borrower] By: Name: Title: By: Name: Title: